Exhibit 10.1

TRANSNATIONAL AUTOMOTIVE GROUP, INC.
(Formerly Apache Motor, Corp.)
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Minimum Investment: $100,000 USD	PPM No. _____________

This Private Placement Memorandum (the “Memorandum”) describes an offering (the “Offering”) of up to 10,000,000 Units at $0.50 per Unit by Transnational Automotive Group, Inc. (the "Company"). Each Unit is comprised of one share of Common Stock and a Warrant. Each Warrant may be exercised to purchase an additional share of Common Stock within five years from date of purchase at $1.50 per share.

INVESTMENT IN THE UNITS IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS". INVESTORS MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD AND BE ABLE TO WITHSTAND A TOTAL LOSS OF THEIR INVESTMENT.

Offering Price		Proceeds to the Company
Per Unit	$ 0.50	$ 0.4625
Minimum Purchase	$ 100,000.00	$ 92,500.00
Total Maximum Offering	$ 5,000,000.00	$ 4,625,000.00

THE UNITS – THE SHARES OF COMMON STOCK AND WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE OR PROVINCIAL SECURITIES LAWS, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR ANY STATE REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM OR ENDORSED THE MERITS OF THIS OFFERING AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THE UNITS ARE OFFERED PURSUANT TO EXEMPTIONS PROVIDED BY SECTION 4(2) OF THE ACT, RULE 506 OF REGULATION D THEREUNDER, REGULATION S UNDER THE ACT AS IT PERTAINS TO NON-RESIDENTS OF THE UNITED STATES, EXEMPTIONS FROM REGISTRATION AND QUALIFICATION PROVIDED UNDER VARIOUS STATE SECURITIES LAWS AND CERTAIN RULES AND REGULATIONS PROMULGATED PURSUANT THERETO. THE WARRANTS AND SHARES OF COMMON STOCK MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR, FOLLOWING AN OPINION OF THE COMPANY'S COUNSEL THAT SUCH A REGISTRATION STATEMENT IS NOT REQUIRED FOR THE WARRANTS OR SHARES OF COMMON STOCK TO BE TRANSFERRED.

The Company reserves the right to accept investment amounts less than the minimum investment amount of $100,000.

The Company has engaged finders to place this Offering, and may pay a 5%-7.5% finder’s fee, which will reduce the total proceeds of the offering received by the Company. See “Plan of Distribution” below.

Delivery of this Memorandum shall not create any implication that there has been no change in circumstances of the Company since the date of this Memorandum or in the financial information or projections stated herein as of 2006. The Units are offered solely by this Memorandum. Authorized counterparts are numbered sequentially.

The date of this Memorandum is: January 17, 2007
For further information, please contact:

Ralph J. Thomson, Chairman	Judy Crowhurst, Business Development
TRANSNATIONAL AUTOMOTIVE GROUP, INC.	TRANSNATIONAL AUTOMOTIVE GROUP, INC.
Direct Line 801-949-1811	Direct line 818-961-2727
E-mail: rthomson@transauto-group.com	E-mail: jcrowhurst@transauto-group.com

INVESTOR INFORMATION

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. PLEASE READ THIS ENTIRE MEMORANDUM. IT CONTAINS INFORMATION YOU SHOULD KNOW BEFORE PURCHASING ANY SECURITIES UNDER THIS OFFERING. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY ANY FEDERAL, STATE OR PROVINCIAL SECURITIES COMMISSION OR REGUALTORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT PASSED UPON OR CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITS ARE BEING OFFERED ONLY TO INDIVIDUALS AND BUSINESS ENTITIES THAT MEET CERTAIN QUALIFICATIONS. THE COMPANY RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART IN ITS SOLE DISCRETION. SEE "PLAN OF DISTRUBUTION,” BELOW.

THESE UNITS ARE BEING OFFERED SUBJECT TO ACCEPTANCE, PRIOR SALE, WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFER AT ANY TIME WITHOUT NOTICE.

THE INFORMATION CONTAINED IN THIS MEMORANDUM IS PROPRIETARY TO THE COMPANY AND IS BEING SUBMITTED TO PROSPECTIVE INVESTORS IN THE COMPANY SOLELY FOR SUCH INVESTORS' USE WITH THE EXPRESS UNDERSTANDING THAT, WITHOUT PRIOR EXPRESS WRITTEN PERMISSION OF THE COMPANY, SUCH PERSONS WILL NOT RELEASE THIS DOCUMENT OR DISCUSS THE INFORMATION CONTAINED HEREIN OR MAKE REPRODUCTIONS OF OR USE THIS MEMORANDUM FOR ANY PURPOSE OTHER THAN EVALUATING A POTENTIAL INVESTMENT IN THE UNITS. ANY OFFEREE ACCEPTING DELIVERY OF THIS MEMORANDUM AGREES TO KEEP STRICTLY CONFIDENTIAL THE CONTENTS OF THIS MEMORANDUM AND SUCH OTHER MATERIAL AND TO RETURN THIS MEMORANDUM AND ALL RELATED DOCUMENTS TO THE COMPANY IF THE OFFEREE DOES NOT TO SUBSCRIBE TO PURCHASE ANY OF THE UNITS OFFERED, THE OFFEREE’S SUBSCRIPTION IS NOT ACCEPTED, OR THIS OFFERING IS TERMINATED OR WITHDRAWN.

OFFEREES ARE NOT TO CONSTRUE THE CONTENTS OF THE MEMORANDUM AS LEGAL, BUSINESS, INVESTMENT OR TAX ADVICE. EACH OFFEREE SHOULD CONSULT HIS OR HER OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, TAX, BUSINESS, OR INVESTMENT ADVICE AND RELATED MATTERS CONCERNING THE INVESTMENT DESCRIBED HEREIN AND IT’S SUITABILITY.

THIS MEMORANDUM INCLUDES CERTAIN STATEMENTS, ESTIMATES AND PROJECTIONS OF THE COMPANY WITH RESPECT TO THE ANTICIPATED FUTURE BUSINESS AND PERFORMANCE OF THE COMPANY, SUCH STATEMENTS, ESTIMATES AND PROJECTIONS REFLECT VARIOUS ASSUMPTIONS OF MANAGEMENT, WHICH ASSUMPTIONS MAY OR MAY NOT PROVE TO BE CORRECT. CERTAIN INFORMATION PRESENTED IN THIS MEMORANDUM CONSTITUTES “FORWARD-LOOKING STATEMENTS” WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS “MAY,” “EXPECT,” “BELIEVE,” “ANTICIPATE,” “ESTIMATE,” “PLAN,” OR “CONTINUE,” OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. SUCH FORWARD-LOOKING STATEMENTS REPRESENT THE SUBJECTIVE VIEWS OF THE MANAGEMENT OF THE COMPANY AND MANAGEMENT’S CURRENT ESTIMATES OF FUTURE PERFORMANCE ARE BASED ON ASSUMPTIONS WHICH MANAGEMENT BELIEVES ARE REASONABLE BUT WHICH MAY OR MAY NOT PROVE TO BE CORRECT. THERE CAN BE NO ASSURANCE THAT MANAGEMENT’S VIEWS ARE ACCURATE OR THAT MANAGEMENT’S ESTIMATES WILL BE REALIZED, AND NOTHING CONTAINED HEREIN IS OR SHOULD BE RELIED ON AS A PROMISE AS TO THE FUTURE PERFORMANCE OR CONDITION OF THE COMPANY. INDUSTRY EXPERTS MAY DISAGREE WITH THESE ASSUMPTIONS AND WITH MANAGEMENT’S VIEW OF THE MARKET AND THE PROSPECTS OF THE COMPANY.

THE PROJECTED FINANCIAL INFORMATION WAS NOT PREPARED WITH A VIEW TOWARD COMPLYING WITH PUBLISHED GUIDELINES OF THE SECURITIES EXCHANGE COMMISSION OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS, NOR IS THE

PROJECTED FINANCIAL INFORMATION INTENDED TO BE PRESENTED IN A MANNER CONSISTENT WITH FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

PRIOR TO MAKING AN INVESTMENT DECISION RESPECTING THE SECURITIES OFFERED HEREBY, A PROSPECTIVE INVESTOR SHOULD CAREFULLY REVIEW AND CONSIDER THE CONTENTS OF THE ENTIRE MEMORANDUM. PROSPECTIVE INVESTORS ARE URGED TO MAKE ARRANGEMENTS WITH THE COMPANY TO INSPECT ANY DOCUMENT REFERRED TO IN THIS MEMORANDUM AND OTHER DATA RELATING TO THIS OFFERING. THE DIRECTORS OF THE COMPANY ARE AVAILABLE TO DISCUSS WITH PROSPECTIVE INVESTORS ANY MATTER SET FORTH IN THIS MEMORANDUM OR ANY OTHER MATTER RELATING TO THE SECURITIES OFFERED HEREBY IN ORDER THAT PROSPECTIVE INVESTORS AND THEIR REPRESENTATIVES MAY HAVE AVAILABLE TO THEM ALL INFORMATION, FINANCIAL AND OTHERWISE, RELATING TO THIS INVESTMENT. THE COMPANY UNDERTAKES (1) TO MAKE AVAILABLE TO EVERY OFFEREE AND ITS REPRESENTATIVES, DURING THE COURSE OF THIS TRANSACTION AND PRIOR TO THE SALE, ANY REASONABLY AVAILABLE INFORMATION REQUESTED BY THEM REGARDING THE CORPORATION OR ITS PRINCIPALS, (2) TO GIVE EACH INVESTOR THE OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE COMPANY CONCERNING ALL TERMS AND CONDITIONS OF THIS OFFERING, AND (3) TO OBTAIN ANY ADDITIONAL INFORMATION NECESSARY TO VERIFY THE ACCURACY OF INFORMATION MADE AVAILABLE HEREIN.

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS MEMORANDUM, EXCEPT AS IS MADE AVAILABLE BY THE COMPANY PURSUANT TO THE ABOVE UNDERTAKINGS. THE COMPANY’S ADVERTISEMENTS AND WEBSITE ARE NOT PART OF THE MEMORANDUM. NO OFFERING LITERATURE OR ADVERTISING IN ANY FORM IS AUTHORIZED FOR USE IN CONNECTION WITH THIS OFFERING EXCEPT FOR THIS MEMORANDUM, THE EXHIBITS HERETO, AND ANY AMENDMENTS HERETO. ONLY THOSE REPRESENTATIONS SET FORTH IN THIS MEMORANDUM MAY BE RELIED UPON IN CONNECTION WITH THIS OFFERING.

EXCEPT AS OTHERWISE INDICATED, THIS MEMORANDUM SPEAKS AS OF THE DATE HEREOF. NEITHER THE DELIVERY OF THIS MEMORANDUM NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY AFTER THE DATE HEREOF.

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE UNITS IN ANY STATE OR OTHER JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

TRANSNATIONAL AUTOMOTIVE GROUP, INC.

EXECUTIVE SUMMARY

INTRODUCTION

Transnational Automotive Group, Inc., a Nevada corporation (the “Company”), is a public company registered on the Over-the-Counter Bulletin Board (“OTC-BB”) as stock symbol “TAMG.” The Company is a transportation and sustainable energy company headquartered in Los Angeles, CA, with operating entities in Cameroon and early-stage operations in Ethiopia, Nigeria and Mozambique. TAUG’s vision is to become a leading transportation and sustainable energy company on the African continent by establishing key infrastructure and workforce development that dramatically accelerate the economies and quality of life for Sub-Saharan African nations.

Offering Size:	$5 million	Stock Symbol:	TAMG
Founded:	2005	52-week Range 1/1-12/31/07:	$.55 - $5.45
Headquarters:	Los Angeles, CA	2007 Projected EBITDA:	$4 million
URL:	www.transauto-group.com

COMPANY OVERVIEW

Transnational Automotive Group, Inc. (“TAUG”), a Nevada corporation that trades under the symbol (OTCBB: TAMG), is a transportation and sustainable energy company headquartered in Los Angeles, CA, with operating entities in Cameroon and early-stage planning for prospective operations in Ethiopia, Nigeria and Mozambique. TAUG’s vision is to become a leading transportation and sustainable energy company on the African continent by establishing key infrastructure and workforce development that dramatically accelerate the economies and quality of life for Sub-Saharan African nations.

TAUG, in partnership with the central government of the host nation, is currently engaged in establishing and operating mass transit systems in leading Sub-Saharan African commercial and population centers. As its inaugural venture, TAUG has entered into a partnership with the federal government of Cameroon to develop and operate both intra- and intercity bus service throughout the country. In September 2006 the first intra-city bus lines were successfully launched in the capital city, Yaoundé. This milestone was followed by initial inter-city bus service between Yaoundé and Cameroon’s largest city and commercial center, Douala, in December 2006. The TAUG-Cameroon project has the support of OPIC, the U.S. government’s developing nation financing arm, which is currently completing formal funding and risk insurance procedures/approvals.

TAUG has positioned itself for expansion into additional Sub-Saharan African markets, as well as other industry sectors, including manufacturing and marketing of environmentally-friendly bio-diesel fuels.

TAUG is transforming lives in the developing nations of Sub-Saharan Africa! Imagine:

  The impact of an efficient public transportation system introduced to cities that never had one
  The impact of a worker able to travel to work each day in a fraction of the time or expense previously required
  The impact of children getting to school safely each day without parents worrying for their safe return after long and exhausting walks
  The power of workers and students alike having ready access to reliable and cost efficient transportation

TAUG is uniquely qualified and positioned to succeed with its own ventures, and to help ensure the success of its strategic business and government partners on the African continent. TAUG’s core management team has acquired a wealth of successful experience in global business-government relations and projects, including domain expertise specific to African nations, in which business and government are heavily interconnected. TAUG’s management team has over 100 years of combined experience in international trade and foreign affairs, managing the marketing, sales, manufacturing and distribution of transportation devices, as well as first hand experience in transportation asset management and utilization.

The Company’s management team is complemented by an impressive core staff with expertise in engineering, automotive engineering, sales and distribution, foreign languages, international business, international and US politics, and corporate finance. TAUG currently employs over 350 people. With each partnership, TAUG typically becomes one of the largest private employers in the host country, creating thousands of quality jobs for citizens of Sub-Saharan developing nations.

TAUG COMPANY HIGHLIGHTS:

  October 2005 – Established formal partnership with the government of Cameroon. Signed an agreement with the government of Cameroon to establish and manage the nation’s urban bus system. The Government has funded $1.8 million cash directly to TAUG and is in the process of transferring title to bus depots and associated office buildings and land to TAUG.
  June 2006 – Raised $5 million in private placement
  August 2006 – TAUG’s initial shipment of 28 buses from China arrives in Cameroon
  September 2006 – LeBus intra-city transportation system launched in Yaoundé, Cameroon
  December 2006 – LeCar inter-city/rural transportation system launched in Cameroon

TAUG’s MISSION

The developing world is at an impasse. Inadequate transportation is hindering developing nations’ workforce growth and obstructing the progress of their emerging economies. TAUG believes in transforming the developing world through the implementation of the Company’s world-class transportation systems and networks, thus removing a major barrier to these nations’ economic progress.

Emerging countries face several key challenges as they pursue the goal of developing political stability coupled with dynamic, growth-oriented economies. These challenges, which TAUG’s leadership considers the fundamental factors for achieving economic growth, involve: 1- securing a reliable and sustainable source of food; 2- providing adequate housing and readily available medical treatment; 3- promoting and stimulating an expanding job market; and 4- constructing and availing an open system for educating children and the work-force.

Meeting these challenges requires the securing of reliable and effective transportation infrastructure. TAUG’s transportation systems connect communities and create new, cost-effective opportunities for economic and social development where none previously existed.

CAMEROON

The International Monetary Fund (IMF) and the World Bank's International Development Association (IDA) have agreed that Cameroon, with a population in excess of 17 million people, has made sufficient progress and taken the necessary steps to reach its completion point under the Enhanced Heavily Indebted Poor Countries (HIPC) Initiative. By reducing Cameroon's future debt service payments by over US $4.9 billion, Cameroon will be able to allocate its financial resources in other sectors of the economy.

To reach this completion point, Cameroon met a number of milestones involving, among other issues, greater macroeconomic stability and a commitment to poverty reduction. In addition, Cameroon has taken steps to improve governance and to fight official corruption. While Cameroon’s President has achieved great success in implementing reform, he is keenly aware of the need to do more to improve the financial condition of the average Cameroonian. Clearly TAUG stands to benefit from any improvement in the economic well-being of the country’s population.

In what appears to be his final term in office, the President has indicated his desire to show meaningful results in fighting economic hardship before stepping down. The main catalysts will be the reduction in Cameroon’s debt service payments and the inflow of foreign investment capital. These are key reasons TAUG has experienced such strong official commitment and support as a US company investing in Cameroon, and as a major local employer and provider of essential transportation infrastructure.

As it seeks to offer its abundant natural resources to the world, Cameroon is experiencing healthy economic expansion in all sectors.

Cameroon’s continuing economic expansion requires an immediate improvement of the country’s transportation infrastructure. The cities of Cameroon – and in particular its capital, Yaoundé (population 2+ million) – have been without an adequate city bus system for more than 15 years. Since the former city bus company, SOTUC, failed in 1992 due to mismanagement and lack of modernization, the streets of Yaoundé and Douala (population 2+ million) have become clogged with taxis and associated pollution. With increasing population growth in the cities straining the taxi market and the safety and security concerns of ordinary Cameroonians who take taxis, an urban bus transportation system has been identified as a desperate need. As a result, reviving city/urban bus systems throughout the country became a top national priority of the nation’s Prime Minister and his administration. Joining with TAUG to establish this modern city/urban and inter-city/rural comprehensive integrated bus transportation system will enable the country to sustain and expand its economic growth and prosperity.

Cameroon Achievements:

  Stable government with a focus on significantly reducing corruption. High-profile anti-corruption arrests in last 6 months. Transparency getting stronger.

  Violence is not part of the nation’s cultural fabric.

  French and English spoken, predominantly French.

  French political and private economic influence is being balanced by other investments.

  Literacy is high; people are generally content and eager to develop their country. Workers are skilled and respond well to management.

  Cameroon is a republic with a presidential system of government.

  Current President (and TAUG project supporter) Paul Biya has been head of state since 1982, re-elected in 2004 for another 7-year term.

  Cameroon is currently experiencing economic growth, a building boom, and considerable domestic and foreign investment in resource development and infrastructure.

OVERSEAS PRIVATE INVESTMENT CORPORATION (“OPIC”)

While TAUG believes its efforts will be directed to help stabilize governments and economies, it recognizes the historical risks inherent in making investments and operating in selected African nations. TAUG has therefore submitted an application with OPIC, an agency of the United States government, to utilize OPIC’s financing and insurance programs in order to protect any investment and debt secured by TAUG in connection with the company’s opportunities in Africa.

OPIC is an independent U.S. government agency whose mission is to mobilize and facilitate the participation of U.S. private capital and skills in the economic and social development of less-developed countries and areas, as well as countries in transition from non-market to market economies. OPIC assists U.S. companies by providing financing, political risk insurance and investment funds. OPIC complements the private sector in managing risks associated with foreign direct investment and supports U.S. foreign policy.

All projects or transactions considered for OPIC financing must be deemed commercially and financially sound. They must be within the demonstrated competence of the proposed management team, which must have a proven record of success in the same or a closely-related business, as well as a significant continuing financial stake in the enterprise.

Experience indicates that an adequate level of equity contribution is essential for a project to succeed. Investors must be willing to establish sound debt-to-equity relationships that will not jeopardize the success of the project through excessive leverage. In general, OPIC looks for a debt-to-equity ratio in the range of 60/40, although the financial structure will vary with the nature of a specific business and by the variability of expected cash flows.

In order to take full advantage of economies of scale, TAUG is seeking an initial loan of $9 million. It is anticipated that the approval process and funding will take place in the first half of 2007. The proceeds of this financing will be used to purchase additional buses, maintenance equipment and supplies; to provide the necessary capital to complete construction of new and existing facilities; and to provide a working capital reserve.

MANAGEMENT

Ralph J. Thomson, Ph.D., MALD, MA: Chairman of the Board, President & CEO. Dr. Thomson's career involves more than thirty years' experience in state/local and federal government advocacy; legislative and regulatory activity; and international policymaking, negotiations, technology and trade consulting, business and higher education. He is currently Chairman and CEO of

International Business Catalysts, LLC (IBC), a firm devoted to partnerships, mergers and acquisitions, strategic alliances, representation to U.S. and foreign governments, technology transfer, trade and finance. During his career, Dr. Thomson has been responsible for private and public sector project funding, joint ventures and technology sales contracts totaling over $500 million in the U.S., Asia, Europe, the Middle East and Latin America. Public sector funding and policy activities have involved U.S. government agencies, the United Nations, the World Bank/IMF, and regional development banks.

Don Durand: President, Africa Operations, is a graduate of Royal Military College with a Bachelors of Engineering and has an Executive MBA from Simon Fraser University. He served as an Engineer Officer in both the Canadian and British Armies. During his career in the military, Mr. Durand served with distinction in many complex operations around the world both as a peacekeeper and during peace-making operations.

Following his retirement from the Army, Mr. Durand turned his focus to helping start-up companies establish their markets and set up their operations to meet growing demand. He has broad company experience in finance, sales, business development, marketing, product management and operations as well as pan-industry experience from software development, entertainment and military simulation to transportation infrastructure. He recently sold his 3D simulation training company to join TAUG, to help lead and grow its worldwide operations.

Bokwe Mofor, Managing Director, LeBus. Mr. Mofor is a Cameroonian American who has practiced law in the U.S. for more than 19 years. He graduated with an MBA in International Business from the University of the District of Columbia and has a Masters in International and Comparative Law from Georgetown University. Mr. Mofor is well respected in the Cameroonian government community.

Cyrille Tollo, Managing Director, LeCar. Mr. Tollo graduated with a Master of Arts Degree in Archeology from the University of Geneva and received an International Specialized Certificate in African Archeology at the University of Brussels. Mr. Tollo received his MBA from the Robert Kennedy University of Zurich. Mr. Tollo is a Cameroonian citizen who is also well-known and -respected in the Cameroonian community.

USE OF PROCEEDS
TAUG is raising $5 million, either in one or multiple traunches, beginning in Q1 2007. The proceeds will be used principally to:	› 2007 Projected EBITDA - $4 million

(i)	Purchase additional buses to complete the intra-city rollout in Cameroon’s major cities, as well as inter- city/rural routes throughout the country;

(ii)	Fulfill the required staffing and infrastructure needs of the additional buses;

(iii)	Recruit high-level management talent;

(iv)	Fuel TAUG’s expansion into additional African nations

(v)	Provide working capital.

(vi)	FINANCIAL HIGHLIGHTS

CONTACT INFORMATION
Ralph Thomson	Judy Crowhurst
Chairman of the Board, President & CEO	Director of Business Development
Direct: 1-801-949-1811	Direct: 1-818-961-2727
rthomson@transauto-group.com	jcrowhurst@transauto-group.com

This Document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.The statements regarding Transnational Automotive Group Inc. contained in this fact sheet that are not historical in nature, particularly those that utilize terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes" or "plans," or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Transnational Automotive Group Inc. that could cause such material differences are the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance, and other factors identified and discussed from time to time in Transnational Automotive Group, Inc.’s filings with the Securities and Exchange Commission.

Principal Offices of Transnational Automotive Group, Inc. - OTC BB (“TAMG”)

21800 Burbank Boulevard
Suite 200
Woodland Hills, California 91367
Suite 200

Phone:	(818)961-2727
Fax:	(818)961-2728

TRANSNATIONAL AUTOMOTIVE GROUP, INC.

SUMMARY OF THE OFFERING

This summary of certain provisions of this Memorandum is intended only for quick reference and is not intended to be complete. The following summary is qualified in its entirety by reference to the full text of this Memorandum and more detailed exhibits, supporting documents and financial information and notes thereto appearing elsewhere in this Memorandum.

Issuer	Transnational Automotive Group, Inc. (the “Company”).

Offering Amount	$5,000,000. The forgoing Offering Amount is subject to increase pursuant to the sale of over-allotments of an amount not to exceed
20% of the Units offered hereby.

Eligible Purchasers
Only "Accredited Investors," as defined in Section 2(a)(15) of the Act or Rule 501(a) of Regulation D of the Act or offshore investors who are not “U.S. Persons” as that term is defined in Regulation S under the 1933 Act, and meets the Canadian investor standards described in the Subscription Agreement attached hereto as Exhibit C.

Minimum Investment	The minimum investment is $100,000 USD

Securities Offered
Up to 10,000,000 Units at $0.50 per Unit, each Unit comprised of one share of Common Stock and a Warrant to purchase an additional share of Common Stock at $1.50 per share for a period of five years from date of purchase.

Voting Rights	The Common Stock has full voting rights.

Registration Rights	The Common Stock obtained hereunder will not have piggy-back registration rights.

Transfer Restrictions
The Warrants and common stock are "restricted securities" and, therefore, may be transferred, to the extent permissible, only pursuant to registration or qualification under federal and state securities laws or pursuant to an exemption from registration or qualification.

Cost of Offering
The Company will pay to finders a finder’s fee equal to 5%-7.5% of the gross sales price of the Units sold in the Offering. The Company will also pay the other costs of this Offering, including attorneys’ fees, costs of complying with federal and state securities laws and regulations and all miscellaneous expenses. (See “Plan of Distribution.”)

Capital Shares Outstanding upon Completion of Offering
Assuming the closing of the Maximum Offering hereunder, there would be 53,508,401 Common Shares issued and outstanding, and no preferred shares are issued and outstanding (See “Capital Structure/Beneficial Ownership – Options/Warrants”). The Company intends to adopt an Equity Incentive Plan and will reserve an amount of shares equal to 20% of the outstanding and issued Common Shares at the time of adoption of the Equity Incentive Plan for issuance upon exercise of options granted to consultants, advisors and employees (See “Capital Structure/Beneficial Ownership – Options/Warrants”).

Use of Proceeds
We intend to use the proceeds of this Offering to pay for start-up expenses and capital expenditures, organizational and operational costs of our business, selling, managing, assembling and developing innovative transportation and renewable energy products and services (as defined below) and the Company’s services, retirement of bridge financing, and for general corporate purposes.

Finder Fees
The Company has engaged finders to place this Offering, and may pay a 5-7.5% finder’s fee, which will reduce the total proceeds of the offering received by the Company (See “Plan of Distribution” below).

Risk Factors
An investment in the Company’s Securities is speculative and involves substantial risks, including those described in "Risk Factors" below. The Company has a limited operating history and believes it will incur operating losses during its start-up. There can be no assurance that the Company will be able to achieve its financial and business objectives. The Units should only be purchased by persons who can afford the loss of their entire investment. See "Risk Factors” below.

Method of Subscription
Each prospective investor desiring to purchase Units must execute and deliver to us a Subscription Agreement, which includes a Prospective Questionnaire, and if necessary, a Purchaser’s Representative Questionnaire, each of which will be provided to the investor (collectively, the “Subscription Documents”). The Subscription Documents must be submitted together with a check or wire transfer payable to Transnational Automotive Group, Inc. in an amount equal to $0.50 per Unit.

Subscription Period	The subscription period for this Offering will terminate on February 20, 2007, unless sooner terminated or extended by us.

RISK FACTORS

The securities offered hereby are speculative and involve a high degree of risk. The risk factors described below summarize some of the material risks inherent in the Offering. These risk factors are not presented in any particular order of significance. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company and the Offering before making an investment decision. You should also refer to the other information set forth in this Memorandum. Unless the context clearly suggests otherwise, references in this Memorandum to the Company include its wholly-owned subsidiaries which will be formed to operate the Facilities.

RISKS OF THE OFFERING

The Offering amount will not be sufficient to adequately fund the Company. While the Offering is sufficient to begin implementing the Company’s business plan, management believes that it will not be sufficient to adequately fund the company. The Company will require at least an additional $25,000,000 to fund expenses related to hiring additional personnel, and funding operations for 12 month period after the closing of the Offering. There is no assurance, however, that any additional proceeds from this Offering will be raised after the Offering to keep the Company and its business plan from failing. If the remaining $25,000,000 cannot be raised, Management will have to reduce costs and possibly lose key personnel, and/or delay the start-up and/or build-up on various components of the business. In such event, Management believes it could not generate sufficient revenue to continue on with its business plan, or, in the alternative, repay investors a portion of their amount invested, but there can be no assurance that the revenues generated will be sufficient to pay investors any portion of their amount invested. There is no assurance that adequate funds will be raised in the time periods as reflected in the financial forecasts described herein (See “Use of Proceeds” and “Plan of Distribution,” below).

Arbitrary determination of offering price; investors’ ownership in the Company may be diluted. The Offering price of the Units has been determined arbitrarily and is not necessarily based on the financial condition of the Company or on any market value. Neither the price of the Units nor conversion price of $0.50 cents for the common stock and the $1.50 Warrant exercise price offered hereby bears any relationship to the assets, book value, net worth, current or anticipated revenue, cash flow, earnings or shareholders’ equity of the Company, or any other recognized criteria or value of the Company. The Company has few assets, and therefore, the Offering Price is substantially higher than the book value per share of the outstanding Common Shares. As a result, if you purchase the Units in this Offering, you will suffer an immediate and substantial dilution. Investors in this Offering are likely to experience substantial dilution as a result of future financing. The Company's Articles of Incorporation do not provide preemptive rights and even if the Company sells all outstanding common shares offered in this Offering, the Company will still have additional Common Shares and potentially preferred shares authorized but not issued, which could be issued by the Board of Directors if it considers it to be in the Company's best interests, without shareholder approval. In the event the Company finds it necessary to raise additional capital, it may issue common shares or other securities at a price per share less than that paid by investors.

In addition, under the terms of the existing warrants issued pursuant to this Offering, and under any consulting or advisor contract or share option plan that may be adopted by the Company, and other outstanding options to acquire Common Shares, the holders thereof are given an opportunity to profit from a rise in the market price, if any, of the Common Shares with a resulting dilution in the interests of the other shareholders. The terms on which the Company may obtain additional financing may be adversely affected by the existence of such options and warrants. The holders of the warrants and options may exercise them at a time when the Company might be able to obtain additional capital through a new offering of securities on terms more favorable than those provided by such existing warrants or options. In addition, holders of certain options and warrants have registration rights the same as the holders of Convertible Debentures once the shares and warrants have been issued with respect the underlying securities, exercise of which may involve substantial expense to the Company.

The Company might not pay dividends. The Company has not previously paid any cash dividends, nor has it determined to pay dividends on any Preferred or Common Shares, except as described in the rights and preferences in “Description of Capital Shares and Options” below. There can be no assurance that the operation of the Company will result in sufficient revenues to enable the Company to operate at profitable levels or to generate positive cash flows. Furthermore, there is no assurance the Board will declare dividends even if profitable. Dividend policy is subject to the discretion of the Company's Board of Directors and will depend on, among other things, the Company's earnings, financial condition, capital requirements and other factors. (See “Dividend Policy” below.)

There is a public market for our securities, but your stock needs to be registered so you will be unable to liquidate them if you need money. There is a public market for the Common Shares. It is not likely that an active market for the Common Shares will develop or be sustained after this Offering or in the foreseeable future. Therefore, you will not be able to sell the securities you purchase in this Offering until the shares are converted and the stock is registered.

There are restrictions on the transfer of the securities being offered in this Offering. The securities offered in this Offering have not been registered with the SEC under the Act or registered or qualified with any state or provincial securities regulatory agency. If we do not register the securities, you will not be able to sell, transfer or otherwise dispose of these securities, even if a liquid public market develops for the securities, unless you furnish us with a satisfactory opinion from your legal counsel, for which you must pay, stating that the disposition is exempt from registration under any applicable federal or state laws. We cannot guarantee that any exemption from registration or qualification will be available subsequent to this Offering. (See “Plan of Distribution,” below.)

The Directors and Officers will control election of the Board. Following the completion of this Offering, members of the Company’s Board of Directors and the Company’s executive officers will beneficially own approximately 40% of the votes if the Offering is sold and warrants and options reserved are exercised. The Company’s directors are appointed upon a vote of simple majority of the Company’s shareholders. Also, the Company’s Directors will nominate candidates for director elections. This means certain Directors and executive officers may be able to determine the outcome of director elections and other corporate actions requiring shareholder approval. This level of ownership may have a significant effect in delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of other holders of our Common Shares and Debentures. (See “Capital Structure and Beneficial Ownership,” below.)

Our Management has broad discretion over the use of proceeds and could spend these proceeds in ways with which you may not agree. We intend to use the net proceeds from this offering primarily to generate revenue and provide working capital. However, Management and board of directors will have broad discretion with respect to the actual application of the proceeds. The actual use of the net proceeds from this offering may change and will depend on a number of factors, including future sales growth, future profitability, and the success of our current marketing strategies.

Our charter provides for limited liability for directors and officers and you may disagree with actions they take. Our Articles of Incorporation eliminate the personal liability of a director or officer to our Company and our stockholders for monetary damages for breach of fiduciary duty of care as a director, subject to certain exceptions, to the fullest extent allowed by Nevada law. Accordingly, except in limited circumstances, our directors and officers will not be liable to our Company or our stockholders for breach of this duty.

Limited Capitalization of the Company; Need for Additional Financing. The Company has limited capitalization, which increases its vulnerability to general adverse economic and industry conditions, limits the Company’s flexibility in planning for or reacting to changes in its business and industry, may place it at a competitive disadvantage to competitors with sufficient or excess capitalization, and might also limit, among other things, its ability to borrow additional funds. Also, the Company is currently in the start-up development stage and formal operations began September 2006. As such, the Company believes it may experience losses from its operations for a period of at least nine to eleven months after the Closing. There is no assurance that such losses will not be in an amount and for a duration that will exceed Company projections. In addition, although the Company believes that the Offering will be sufficient to fund the initial operations and the early months of the Company’s business plan, there can be no assurance that sufficient revenues will be generated to fund the Company's ongoing operations or to implement its business plan in whole or in part. In any of these cases, the Company would be required to seek additional financing through borrowings, debt or equity financing or other means of financing in order to continue operations or implement its business plan. Such financing, if required, may not be available to the Company or may be available to it only on unfavorable terms. Should the Company be unable to raise additional capital, on acceptable terms, you could lose your entire investment. Moreover, in the event the Company seeks to raise additional funds through the sale of additional Common Shares or other interests in the Company, investors in this Offering may experience dilution of their equity invested in the Company. (See “Description of Company and Its Business,” below.)

BUSINESS RISKS

Our efforts to sell into the African markets create a number of logistical and communications challenges. Additionally, we purchase certain materials from international sources, and in the future we may decide to move certain manufacturing functions to, or establish additional manufacturing operations in, international locations. Purchasing, manufacturing, and selling products internationally exposes us to various economic, political, and other risks, including the following:

  management of a multi-national organization,
  compliance with local laws/regulatory requirements as well as changes in those laws/requirements, imposition of restrictions on currency conversion or the transfer of funds, transportation delays or interruptions and other effects of less developed infrastructures, foreign exchange rate fluctuations,

  employment and severance issues,
  overlap of tax issues,
  tariffs and duties,
  possible employee turnover or labor unrest,
  lack of developed infrastructure,
  the burdens and costs of compliance with a variety of foreign laws, and political or economic instability in certain parts of the world.

Political and economic conditions abroad may adversely affect our foreign relationships. Protectionist auto legislation in either the United States or foreign countries, such as a change in the current tariff structures, export or import compliance laws, or other trade policies, could adversely affect our ability to manufacture or sell vehicles, and parts in foreign markets and to purchase materials or equipment from foreign suppliers.

Changes in policies by the United States or foreign governments resulting in, among other increased duties, higher taxation, currency conversion limitations, restrictions on the transfer or repatriation of funds, limitations on imports or exports, or the expropriation of private enterprises also could have a materials adverse effect on us. Any actions by our host countries to reverse policies that encourage foreign investment or foreign trade also could adversely affect our operating results. In addition, U.S. trade policies, such as “most favored nation” status and trade preferences for certain Asian nations, could affect the attractiveness of our services to our customers.

We must effectively manage our growth. The failure to manage our growth effectively could adversely affect our operations. Our ability to manage our planned growth effectively will require us to:

  enhance our operational, financial, and management systems, and expand our facilities and equipment.

Any acquisitions that we undertake could be difficult to integrate, disrupt our business, dilute stockholder value, and harm our operating results.

We plan to review opportunities to buy other businesses or technologies that would complement our current products, expand the breadth of our markets, enhance our technical capabilities, or otherwise offer other growth opportunities. While we have no current agreements or active negotiations underway, we may buy businesses, products, or technologies in the future. If we make any future acquisitions, we could issue stock that would dilute existing stockholders’ percentage ownership, incur substantial debt, or assume contingent liabilities. Our experience in acquiring other businesses and technologies is limited. Potential acquisitions also involve numerous risks, including the following:

  problems integrating the purchased operations, technologies, products, or services with our own, unanticipated costs associated with the acquisition,
  diversion of management’s attention from our core business, adverse effects on existing business relationships with suppliers and customers, risks associated with entering markets in which we have no or limited prior experience, and potential loss of key employees and customers of purchased organizations.

Our acquisition strategy entails reviewing and potentially reorganizing acquired business operations, corporate infrastructure and systems, and financial controls. Unforeseen expenses, difficulties, and delays frequently encountered in connection with rapid expansion through acquisitions could inhibit our growth and negatively impact our profitability. We may be unable to identify suitable acquisition candidates or to complete the acquisitions of candidates that we identify. Increased competition for acquisition candidates may increase purchase prices for acquisitions to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria. In addition, we may encounter difficulties in integrating the operations of acquired businesses with our own operations or managing acquired businesses profitably without substantial costs, delays, or other operational or financial problems.

We may issue common or preferred stock and incur substantial indebtedness in making future acquisitions. The size, timing, and integration of any future acquisition may cause substantial fluctuations in operating results from quarter to quarter. Consequently, operating results for any quarter may not be indicative of the results that may be achieved for any subsequent quarter or for a full fiscal year. These fluctuations could adversely affect the market price of our common stock.

Our ability to grow through acquisitions will depend upon various factors, including the following:

  availability of suitable acquisition candidates at attractive purchase prices, ability to compete effectively for available acquisition opportunities, and availability of funds or common stock with a sufficient market price to complete the acquisitions.

As a part of our acquisition strategy, we frequently engage in discussions with various companies regarding their potential acquisition by us. In connection with these discussions, we and each potential acquisition candidate will exchange confidential operational and financial information, conduct due diligence inquiries, and consider the structure, terms, and conditions of the potential acquisition. In most cases, the prospective acquisition candidate will agree not to discuss a potential acquisition with any other party for a specific period of time, grants us an option to purchase the prospective business for a designated price during a specific time, and agrees to take other actions designed to enhance the possibility of the acquisition, such as preparing financial information. Potential acquisition discussions frequently take place over a long period of time and involve difficult business integration and other issues, including in some cases, management succession and related matters. As a result of these and other factors a number of potential acquisitions, that from time to time appear likely to occur, do not result in binding legal agreements and are not consummated.

  We cannot assure you that we will be successful in overcoming problems encountered in connection with acquisitions in the future, and our inability to do so could adversely affect our ability to make successful acquisitions.

  The Company has limited history of operations and its profitability is uncertain. The Company is a startup company and, therefore, has a limited history of operations. The Company is faced with all of the risks associated with a company in the early stages of development. The Company's business is subject to numerous risks associated with a new company engaged in the automotive market. Such risks include, among other things, competition from well-established and well-capitalized companies, unanticipated development, changes in trends, marketing difficulties and risks associated with the launch of transportation, including promotion and development of on-going regional and national bus routes. There can be no assurance that the Company will ever generate sufficient commercial sales or achieve profitability. Should this be the case, you could lose your entire investment.

  Potential investors should evaluate us in light of the expenses, delays, uncertainties, and complications typically encountered by early-stage businesses, many of which will be beyond our control. These risks include the following: lack of sufficient capital, unanticipated problems, delays, and expenses relating to product development and implementation, lack of intellectual property, licensing and marketing difficulties, competition, technological changes, and uncertain market acceptance of our products and services.

  Our planned expense levels will be based in part on our expectations concerning future revenue, which is difficult to forecast accurately based on its stage of development. We may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenue. Further, business development and marketing expenses may increase significantly as we expand operations. To the extent that these expenses precede or are not rapidly followed by a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected.

  The Company’s success and profitability depends upon key persons. Success of the Company is dependent on the continued services of certain key personnel, consultants, advisors and strategic partners described in “Directors, Officers, Management” below. The Company benefits from a core staff with years of experience in business development and management. The loss of any of these individuals may have a substantial and prolonged impact on the Company’s ability to implement its business plan. The Company does not currently have employment or other consulting or advisory agreements with any of its key senior management or other key personnel and advisors. The Company does not have key man life insurance on any of these key persons or its officers. The loss of the services any of these individuals could result in great difficulties and delays with the design and development of new expansions of the transportation business, and execution of the Company’s marketing plan, which could adversely affect the Company’s business and results of operations.

  The Company might depend on joint ventures, partnerships, and other third parties to implement its business plan. The Company is and will continue to be dependent upon third parties to provide products, services, and operations in various jurisdictions. The Company intends to enter into strategic partnerships with parties and governments which can provide logistics, resources, and governmental support. The Company currently has many commitments to enter into strategic partnerships or joint ventures. The Company may not identify suitable strategic partnership candidates, or if it does identify suitable candidates, the Company may not complete those transactions on commercially favorable terms, or at all. The risks of any partnership or joint venture will depend on the terms of each agreement. For example, provisions of any such agreement may result in the Company lacking of voting control for the Company, being subject to buy-out or removal terms, unable to collect payments or enforce the terms of the agreement. There can be no assurance that such parties will perform their contractual obligations or that there will not be political or economic events in relation to such parties which may have a material adverse effect on the Company. In addition, any strategic partnership could result in difficulties assimilating operations and products. Our management has had experience but may not have enough in assimilating organizations in joint ventures or partnerships, and may not successfully integrate any operations in such cases. If the Company fails to successfully integrate such transactions, its business could be materially harmed (See “Description of the Company and Its Business” below).

  The Company might not be successful if it cannot obtain and retain qualified personnel. The Company anticipates that in the first year following consummation of this Offering, it will require additional administrative, technical, and marketing employees. While the Company has discussed employment with certain prospects, it has no binding arrangements to fulfill its staffing requirements and there is no assurance it will be able to successfully accomplish this requirement. If the Company is not able to hire and retain qualified employees, it will diminish the Company's ability to operate effectively, which will adversely affect the Company’s financial condition. Furthermore, there is potential that the cost of retaining necessary staff will be higher than Management has forecasted which will have an adverse effect on the Company’s profitability.

  The Company might not be able to implement its business strategy. To some extent, the Company’s ability to generate positive cash flow in the future is subject to general economic, financial, competitive, and other factors that are beyond our control. In the event Management has misjudged the market demand, market acceptance of the Company’s services, or financial projections and assumptions, results of operations could be adversely affected, and the Company might not be able to fund additional releases as planned. If the Company is unable to finance existing or future projects with cash flow from operations, it will have to adopt one or more alternatives, such as reducing staff, delaying launch, postponing advertising and marketing, canceling development projects and other capital expenditures, selling assets, or obtaining additional equity/debt financing, or joint venture partners. These sources of additional funds might not be sufficient to finance existing or future projects, and other financing may not be available on acceptable terms, in a timely manner or at all. If the Company is unable to secure additional financing, it could be forced to limit its business plan, or it might not be able to take advantage of unanticipated opportunities or otherwise respond to unanticipated competitive pressures, which might adversely affect its business, financial condition and results of operations. (See “Description of the Company and Its Business” below.)

  Company may fail to accurately forecast demand. Due to the high costs of capital and equipment the forecasts and ability to manage both increases and decreases in demand may adversely affect the profits of the company.

  We are subject to governmental regulations. Like all businesses, our operations are subject to certain federal, state, and local regulatory requirements relating to environmental, waste management, health, and safety matters. We could become subject to liabilities as a result of a failure to comply with applicable laws and incur substantial costs from complying with existing, new, modified, or more stringent requirements. In addition, our past, current, or future operations may give rise to claims of exposure by employees or the public or to other claims or liabilities relating to environmental, waste management, or health and safety concerns.

  Our operating results may have significant periodic and seasonal fluctuations. In addition to the variability resulting from the short-term nature of our customers’ commitments, other factors may contribute to significant periodic and seasonal quarterly fluctuations in our results of operations. These factors include the following:

    the timing of orders,
    the volume of orders relative to our capacity
    product introductions and market acceptance of new products or new generations of products, evolution in the life cycles of customers’ products,
    timing of expenditures in anticipation of future orders,
    effectiveness in managing manufacturing processes,
    changes in cost and availability of labor and components,
    introduction and market acceptance of our customers’ products, product mix,
    pricing and availability of competitive products, and
    changes or anticipated changes in economic conditions.

  Accordingly, you should not rely on the results of any past periods as an indication of our future performance. It is likely that in some future period, our operating results may be below expectations of public market analysts or investors. If this occurs, our stock price may decline.

  We could experience reduced operating margins and other losses due to fluctuations in foreign currency exchange rates. While we transact business predominantly in U.S. dollars and bill and collect most of our sales in U.S. dollars, we plan on collecting a significant portion of our revenue in non-U.S. currencies. In the future, customers may make payments in non-U.S. currencies. Fluctuations in foreign country exchange rates could affect our cost of goods and operating margins, but could result in foreign currency exchange losses. In addition, currency devaluation can result in a loss to us if we hold deposits of that currency. Hedging foreign currencies can be difficult, especially if the currency is not freely traded. We cannot predict the impact of future exchange rate fluctuations on our operating results.

  Our projections assume certain timing and phasing targets. We may experience delays in implementing various components of our business, which could result in reduced earnings, reduced cash flow, the need for addition funding, and/or changes in our staffing plans. These timing and phasing targets could result from delays in securing financing from either debt or future equity offerings, delays caused by governments or our partners, suppliers, potential labor disputes, or other uncontrollable factors..

  USE OF PROCEEDS

  The proceeds from the sale of Debentures in this Offering are expected to be $5,000,000 if all are sold.

  The table below describes how the Company will use the proceeds from the Minimum and Maximum Offering. While the estimated amounts of the expenses are believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

	Offering
	Amount	Percent

GROSS PROCEEDS	$5,000,000	100.0%

Less:
Finder Fees	$375,000	7.5%

Total Finder Fees	$375,000	7.5%

APPLICATION OF NET PROCEEDS:

O&A Expenses	$300,000	6.0%

Bus Operations	400,000	8.0%
Capital Acquisitions	3,400,000	68.0%
Cash Reserves	525,000	10.5%

APPLICATION OF PROCEEDS	$4,625,000	92.5%

TOTAL USE OF PROCEEDS	$5,000,000	100.0%

  DESCRIPTION OF THE COMPANY AND ITS BUSINESS

  General Company Description
  On October 12, 2005, the Government of Cameroon and Transnational Automotive Group, Inc. (“TAUG”) signed an agreement for TAUG to establish and exclusively manage the urban bus systems in Cameroon, starting with the country’s two major cities: the capital city of Yaoundé and the leading population and commercial center, Douala. This project is a national priority; it will significantly improve the lives of millions of Cameroonians, employ thousands and help accelerate the country’s economic growth. The Prime Minister’s stated aim is to “get his country to work on time, securely and safely.” Underpinning this joint Government-TAUG task is the desire by both parties to develop a model case study of how Cameroon is transforming itself into an attractive venue for foreign investment.

  Since the signing of the October 2005 agreement, TAUG has established Transnational Automotive Group – Cameroon, SA (“TAUG-C”), headquartered in Yaoundé. TAUG-C, through its intra-city transportation operational company, Transnational Industries – Cameroon, S.A., known as “LeBus,” officially commenced urban bus operations in Yaoundé on September 25, 2006 and is currently transporting 12,000 to 14,000 passengers per day in that city, generating approximately $100,000 USD/month. LeBus started its first-phase operations with an initial fleet of 17 of a planned 200 buses for the Yaoundé metropolis, on two fully operational routes of the 25 approved bus routes.

  As projected, LeBus ridership is strong and continues to grow. TAUG anticipates that the ridership will enjoy another jump in growth with the introduction of complementary lines. The LeBus operation has received excellent media reviews, and has overwhelming support from Cameroon’s citizenry. LeBus also enjoys the direct support of the nation’s President, Prime Minister and Cabinet.

  On December 18, 2006, TAUG-C launched its inter-city transportation operating subsidiary, LeCar Transportation Corporation (SARL), known as “LeCar.” In its first week of operations, LeCar transported 3,976 passengers between the cities of Yaoundé and Douala, generating approximately $50,000 USD in revenues. Like LeBus, LeCar has received excellent support from the media and from Cameroon’s citizens, as indicated in the noteworthy success of its first three weeks of operation. LeCar has also impressed Cameroon government leaders for its reliability and quality of service, and enjoys the support of the nation’s highest officials.

  As of January 5, 2007, TAUG-C has 311 employees and a total of 28 buses in operation. The company is currently preparing for the deployment of 60 new city buses for its LeBus operation in Q1 and Q2 2007. These additional buses will allow the Company to begin offering service on an additional six of its planned 25 bus routes in Yaoundé, and will require 450 new staff members.

  The Market
  The current weekday market for public transportation in the city of Yaoundé is approximately $770,000 USD daily, for an annual estimate of $185 million USD.

  The current annual inter-city transportation market between Yaoundé and Douala (not including routes to other cities in the country) is estimated at $33 million USD. Although there are no official numbers, these markets can be expected to expand substantially, given the increased overall economic growth Cameroon is experiencing and projecting.

  The Opportunity
  As a result of re-establishing urban transportation for the people of Cameroon through LeBus, TAUG-C is now positioned to mesh its inter-city/rural “LeCar” service with LeBus, in order to provide a comprehensive integrated transportation network that leverages the expertise and maintenance infrastructure of LeBus. Beginning in the capital city of Yaoundé and expanding to Douala, TAUG-C’s integrated transportation system will utilize economies of scale to create a highly profitable, sustainable business.

  Overseas Private Investment Corporation (OPIC)
  While TAUG believes its efforts will be directed to help stabilize Cameroon and its economy, the Company recognizes the risks inherent in making investments and operating in Africa. Accordingly, TAUG has submitted an application with the Overseas Private Investment Corporation (OPIC), an agency of the United States government, to utilize OPIC’s financing and insurance programs in order to protect any investment and debt secured by TAUG in connection with the Company’s opportunities – first in Cameroon, and then in other parts of Africa.

  OPIC is an independent U.S. government agency whose mission is to mobilize and facilitate the participation of U.S. private capital and skills in the economic and social development of less-developed countries. OPIC assists U.S. companies by providing financing, political risk insurance and other forms of support. OPIC complements the private sector in managing risks associated with foreign direct investment, and supports U.S. foreign policy, which is increasingly focusing on African development and security.

  TAUG and OPIC are in the final stages of approvals/processing for an initial $9 million USD loan. Proceeds from the initial OPIC financing will be used to purchase additional buses, maintenance equipment and supplies; provide necessary capital to complete construction of new and existing facilities; and provide a working capital reserve.

  Institutional Financing Opportunity
  Establishing a bus transportation infrastructure is capital-intensive. Although strategic, the OPIC financing only gets TAUG part of the way through its business plan. In Cameroon alone, TAUG has forecasted the need for approximately 880 buses. The Company, therefore, is seeking other institutional financing partners. To execute its business plan and maintain its momentum, the Company requires additional funding of $29 million USD for the first three quarters of 2007 – a total investment of $38 million USD ($29 million from the private sector plus $9 million in debt financing from OPIC).

  TAUG corporate overview

  Background|
  Transnational Automotive Group, Inc. (the “Company”), a Nevada corporation trading under the symbol (OTCBB: TAMG), is a transportation and sustainable energy company headquartered in Los Angeles, CA, with operating entities in Cameroon and early-stage business development efforts in other Sub-Saharan East African and West African nations. Invitations for TAUG participation have been received from the public and private sectors in Ethiopia, Nigeria, Kenya and Mozambique. High level government discussions have begun in Ethiopia and Nigeria anticipating late 2007 project kick-off. TAUG has also been approached by representatives of Liberia and Ghana

  At the same time TAUG is engaged in establishing and operating mass transit systems in leading African commercial and population centers – beginning in Yaoundé and Douala, Cameroon – the Company is also positioning itself for expansion into additional African markets and industry sectors – including manufacturing and marketing sustainable bio-diesel fuels.

  In the alternative energy arena, TAUG has begun planning for production of palm oil-based bio-fuels within palm plantations situated in both Ethiopia and Cameroon. Beckoning markets for such bio-fuel products have been confirmed by the Company in Greater China, India, North America and other automotive-intensive nations and regions.

  TAUG’s vision is to become the leading transportation and sustainable energy company on the African continent, and to establish key infrastructure and workforce development that dramatically accelerates Africa’s economy and quality of life.

  The Company has established a business development center dedicated to exploiting several transportation, energy and other natural resource market opportunities in the People’s Republic of China, Greater China and additional Asia Pacific and South Asian locations.

  TAUG intends to implement its business plan by creating wholly-owned subsidiaries located in different parts of the world. In Cameroon, TAUG-C is the first wholly-owned subsidiary for urban and rural transportation system established by the Company.

  Transportation is Key to Development

  Emerging countries that pursue political stability and a dynamic, growth-oriented economy require a reliable, sustainable source of food, adequate housing, readily-available medical treatment, an expanding job market and an open system for educating children and the work-force. Progress in these vital areas requires a sustainable, affordable and reliable transportation infrastructure.

  Establishing a sustainable mass transportation system is capital-intensive and requires systemic technical and management expertise. The acute need for affordable transportation infrastructure in developing countries, coupled with the lack of financial resources and management expertise within these countries, has created a unique opportunity for the Company.

  Strategy

  TAUG has developed a strategy that combines its management knowledge of transportation and business systems with its ability to create an infrastructure network essential to these developing countries.

  Establishing and operating a sustainable transportation infrastructure that is affordable to a population that is largely characterized by joblessness and poverty requires:

1.	Minimizing capital expenditures; and
2.	Minimizing operating costs

  Minimizing Capital Expenditures:

  There are three main components to keeping the capital expenditures at a minimum, thereby reducing the amount of required financing and associated costs.

(1)

  Partnering with the Government: As part of the October, 2005 agreement, the Cameroon Government is responsible for supplying TAUG with adequate depot facilities for the urban bus system as well as improving the road network. This has enabled TAUG to reduce its capital needs that would have been required to purchase and then develop these facilities and this infrastructure. Additionally, the Government is allowing TAUG to import the city buses into the country tax and duty free. This reduces the landed value of these vehicles significantly, thus reducing the need for additional capital to pay for duties of 60 percent or more.

(2)	Sourcing high-quality, less expensive buses from China: The Company has sourced quality buses from China that are significantly less expensive than comparable US or European vehicles.

(3)

  Seeking competitive financing: TAUG is seeking to keep its cost of capital at a minimum to enable the Company to use cash flow to help fund its growth. A low-interest debt financing arrangement with OPIC provides one way to keep its cost of capital lower than traditional bank financing and therefore, is a key component of TAUG’s strategy.

  Minimizing Operating Costs:

  There are three main components to keeping operational costs as low as possible to enable TAUG to offer competitive fares.

(1)

  Negotiated tax abatements from the Government: The Government of Cameroon has requested that the Company offer a “socially acceptable” fare of 150 CFA ($0.29-30 USD) for the urban bus system. To enable such a low fare, the Company negotiated tax abatements, such as a 30-percent reduction in the cost of fuel as well as a waiver from Value Added Tax (VAT) on the ticket price.

(2)

  Implementing technology: The Company will be implementing several business process automation technologies such as accounting, payroll and HR software tools to substantially reduce administrative costs. In addition, the Company plans to implement a “smart fare card” technology to eliminate the handling of enormous volumes of cash and coin, thus reducing the need for a large cashier staff and for ticket sellers on board the buses.

(3)

  Negotiate access to natural resources such as oil and gas concessions: TAUG has proposed to the Cameroon Government that the Company could keep fares low or even lower – as well as being able to offer other special transport services to the elderly and handicapped and supplying dedicated school buses – if the Company could find ways to finance these services with cash flow from other sources. TAUG is currently in discussions with senior Cameroon Government officials to obtain “marginal” producing oil concessions whereby the Company would split the profits[1] with the Government. TAUG would invest 50 percent of its share into urban bus systems to maintain or even lower the fares as well as offering special services such as school buses, which are high-demand needs of Cameroon’s economy and society.

  Organization – Transnational Automotive Group Inc.

  The People

  Ralph J. Thomson, Ph.D., MALD, MA: Chairman of the Board, President & CEO. Dr. Thomson's career involves more than thirty years’ experience in government advocacy; legislative and regulatory activity; and international policymaking, negotiations, business management and higher education. His career has also been devoted to partnership development, mergers and acquisitions, strategic alliances, representation to U.S. and foreign governments, technology transfer, trade and finance. Dr. Thomson has been responsible for private and public sector project funding, joint ventures and technology sales contracts totaling over $500 million in the U.S., Asia, Europe, the Middle East and Latin America. Public sector funding and policy activities have involved U.S. government agencies, the United Nations, the World Bank/IMF and regional development banks. Dr. Thomson received his Bachelors degree from the University of Utah, two Master’s degrees and a Ph.D. in international affairs, economics, law and diplomacy from the Fletcher School of Law and Diplomacy (Tufts and Harvard Universities), with dissertation under Dr. Henry Kissinger.

  Dr. Louis P. Shu: Vice-President of Business Development and President, China Operations. Dr. Shu is an experienced high-tech executive with a long track record of business and product development success in start-up companies. His venture capital background includes senior positions at Centennial Funds and Acer Capital Corporation. He founded Weise Labs, Inc. and co-founded Nanotech Special Interest Group in Silicon Valley. He organized Nanotech Forum and Exhibitions in NASA, Mountain View; Tsukuba, Japan; Beijing, China; and Taipei, Taiwan. In 2003, he received “Innovative Technology Award” in the First International Nanotechnology Business Plan Contest, NanoTech 2003 + Future, Makuhari, Japan. He was a pioneer for undersea optical fiber communications and digital cellular technologies. In 1989, he received the "Industry Service Award"

  ______________________
  1 TAUG is developing partnerships with US Oil and Gas companies to provide the operational expertise to capitalize on any oil and gas concessions it is able to negotiate with the Government of Cameroon.

  presented by the Cellular Telecommunications Industry Association (CTIA) and the Telecommunication Industry Association (TIA) for his contribution to the industry and the international standards community. Earlier positions included CTO of Galaxy Online, Inc., President of OctaliBay Corporation, Director of Network Architecture of US West NewVector Group, Acting Supervisor of AT&T Bell Labs. From 1978 to 1984, he earned Ph.D. in Control Systems, MSEE in Computer Engineering, MS in Statistics/Operations Research and MBA from Michigan State University. He was a fighter pilot with Bachelor Degree in Aeronautical Engineering from the Air Force Academy of Taiwan. Dr. Shu has developed and owns two patents in the advanced diesel engine field with focus on energy saving and environmental protection.

  Seid Sadat, Acting Chief Financial Officer. Mr. Sadat has been a professional in public accounting for over eighteen years. He has performed a wide range of accounting services for a diversified client base consisting of estate, manufacturing, non-profit, retail, construction, and service organizations. He has acted as the CFO for several companies, has extensive audit and regulatory expertise and has been called upon to act as an “expert” witness. He is currently a member of the Report Quality Monitoring Committee for the California Board of Accountancy.

  Don Durand, President Africa Operations. Graduate of Royal Military College with a Bachelors of Engineering and has an Executive MBA from Simon Fraser University. He served as an Engineer Officer in both the Canadian and British Armies. During his career in the military, Mr. Durand served with distinction in many complex operations around the world in Europe, and the Middle East both as a peacekeeper and during peace making operations; including building an aide convoy road in central Bosnia, managing a fleet of over 100 heavy equipment vehicles fulfilling similar roles in places such as Kuwait.

  Bokwe Mofor, Managing Director LeBus. Mr. Mofor is a Cameroonian American who has practiced law in the USA for over 19 years. He graduated with an MBA in International Business from the University of the District of Columbia and has a Masters in International and Comparative Law from Georgetown University. Mr. Mofor is well respected in the Cameroonian government community.

  Cyrille Tollo, Managing Director LeCar. Mr. Tollo graduated with a Master of Arts Degree in Archeology from the University of Geneva and received an International Specialized Certificate in African Archeology at the University of Brussels. Mr. Tollo received his MBA from the Robert Kennedy University of Zurich. Mr. Tollo is a Cameroonian citizen who is also well known and respected in the Cameroonian community.

  Mark McCoy, Business & Financial Analyst, TAUG-C. Mr. McCoy graduated with Degree in Commerce from the Sauder School of Business at the University of British Columbia. Notably, he was on a four person team that won an International Business Case Competition in Copenhagen, Denmark. Prior to working for TAUG he was a Financial Consultant.

  Non-Executive Board Members of TAUG, Inc.

  William Jacobson, Director. Mr. Jacobson has been president and CEO of Atlas Mining Company since August of 1997. He has worked directly in the mining industry for over 12 years. Mr. Jacobson also spent 15 years in the banking industry. He graduated with a B. S. in Business Administration from the University of Idaho in 1971 and is a member of the Northwest Mining Association.

  Henry Huber, Director. Mr. Huber has a Masters of Education degree, and has spent the last five years as President of his company, Uptrend Investment Services, providing investment services to private clients.

  Investing In Cameroon and The NEED for TAUG

  The International Monetary Fund (IMF) and the World Bank's International Development Association (IDA) have agreed that Cameroon, with a population in excess of 17 million people, has made sufficient progress and taken the necessary steps to reach its completion point under the Enhanced Heavily Indebted Poor Countries (HIPC) Initiative. By reducing Cameroon's future debt payments by over U.S. $4.9 billion, Cameroon will be able to more fully allocate its financial resources to other priority sectors of the economy.

  To reach this completion point, Cameroon met a number of milestones involving, among other issues, macroeconomic stability and a commitment to poverty reduction. In addition, Cameroon took steps to improve governance and to fight official corruption. While Cameroon’s President has achieved great success in implementing reform, he is keenly aware of the need to do more to improve the financial condition of the average Cameroonian. Clearly TAUG stands to benefit from any improvement in the economic well-being of the country’s population.

  In what appears to be the President’s last term in office, the Head of State has indicated his desire to show meaningful results in fighting economic hardship before exiting. The main catalysts will be the reduction in Cameroon’s debt service payments and the inflow of foreign investment capital. These are some of the key reasons TAUG has experienced increased strong commitment and support as a U.S. company investing in Cameroon, major local employer, and provider of essential transportation infrastructure. As a direct result of its efforts, Cameroon is experiencing healthy economic expansion in all sectors of its economy, as it seeks to offer its abundant natural resources to the world.

  Cameroon’s continuing economic expansion requires an immediate improvement of the country’s transportation infrastructure. The cities of Cameroon – and in particular its capital, Yaoundé (population 2+ million) – have been without an adequate city bus system for more than 15 years. Since the former city bus company, SOTUC, failed in 1992 due to mismanagement and lack of modernization, the streets of Yaoundé and Douala (population 2+ million) have become clogged with taxis and associated pollution. With increasing population growth in the cities straining the taxi system and the safety and security concerns of ordinary Cameroonians who take taxis, an urban bus transportation system has been identified as a desperate need. As a result, reviving city/urban bus systems throughout the country became a top national priority of the nation’s Prime Minister and his administration. Joining with TAUG to establish this modern city/urban and inter-city/rural comprehensive integrated bus transportation system will enable the country to sustain and expand its economic growth and prosperity.

  Cameroon Highlights:

    Stable government with a focus on significantly reducing corruption. High-profile anti-corruption arrests in the last 6 months. Transparency getting stronger.
    Violence is not part of the nation’s cultural fabric.
    French and English spoken, predominantly French.
    French political and private economic influence is being balanced by other investment, services and policy influences, including an invited increased American presence.
    Literacy is high; people are generally content and eager to develop their country. Workers are skilled, and respond well to management.
    Cameroon is a republic with a presidential system of government.
    Current President (and TAUG project supporter) H.E. Paul Biya has been Head of State since 1982, re-elected in 2004 for another 7-year term.
    Cameroon is currently experiencing economic growth, a building boom, and considerable domestic and foreign investment in resource development and infrastructure.

  Transnational automotive group – Cameroon (“TAUG-C”)

  Background

  Transnational Automotive Group – Cameroon, S.A. (“TAUG-C”) is a Public Liability Company incorporated on October 17, 2005, in the Republic of Cameroon. TAUG-C is a wholly-owned subsidiary of Transnational Automotive Group, Inc., a Nevada Corporation.

  TAUG-C is a transportation management company currently operating two subsidiaries in Cameroon. The city/urban transportation system, known as LeBus, is presently operating in the capital city of Yaoundé transporting between 12,000-14,000 passengers per day on its first two (of 25) lines and generating monthly revenues of approximately $100,000 USD.

  The inter-city/rural bus operation known as LeCar is transporting approximately 4,000 passengers per week between Yaoundé and Cameroon’s most populous city, Douala. It is currently generating weekly revenues of approximately $50,000 USD. Like LeBus, LeCar is in its launch phase operating at about 10 percent of the projected number of buses and routes that the Company plans to offer.

  Organization

  In order to address both the city/urban and inter-city/rural transportation system opportunities, TAUG Inc., operating through its wholly owned subsidiary TAUG-C, created two separate operating entities as follows:

1.

  LeBus (city/urban transportation). Transnational Industries – Cameroon, S.A. has the trade name of “LeBus.” Under agreement with the Government of Cameroon, LeBus will manage all the urban bus transportation in the cities of Cameroon. The initial focus was to establish its operations in the capital city of Yaoundé, with expansion to the commercial center, Douala, later in 2007. The urban bus business is characterized by high passenger volume with low fares and short trips. It is also characterized by the need for higher levels of capital expenditure to purchase the required volume of buses, to develop the infrastructure such as bus depots and bus stops/shelters, and thus carries higher financing costs. LeBus is 34% owned by the following Cameroonian entities that invested cash or property for its equity share of the company – section 5.5 discusses this ownership in greater detail:

a.	Caisse De Stabilisation Des Prix Des Hydrocarbures (“CSPH”) – owns 6% for its $1mm investment;
b.	The Yaoundé Urban Council – owns 24% for the in-kind contributions including a $4mm bus depot as well as road improvements it made for the bus routes; and
c.	The Chamber of Commerce – owns 4% for its $800,000 investment.

2.

  LeCar (inter-city/rural transportation). “LeCar” (French for “coach bus”) is the operating company which will manage the inter-city/rural bus service connecting the various population centers in Cameroon. The initial operation is focused on connecting the two largest cities of Douala (population of 2.3m) and Yaoundé (population of 2+M). Inter-city/rural bus transportation business is characterized by low volume, high fares and long trips. Its capital expenditures on infrastructure and the required number of buses are much lower relative to city/urban bus transportation, and therefore, its financing costs are much less.

  Strategic Focus

  Integrating the operations of a city/urban bus system with that of inter-city/rural bus system will allow TAUG-C to provide a seamless transportation network for the citizens of Cameroon. By leveraging and sharing the fixed assets and infrastructure of each operating division, TAUG-C will be able to provide superior service focused on safety, security and reliability at affordable fares for the predominately low-income population. “Integrating” the services and “leveraging” the infrastructure are the operational and strategic principles that will provide the Company’s organizational focus on:

    Increasing the ridership volume; and

    Keeping the cost structure competitive.

  Operational Focus

  TAUG-C has and will continue to import U.S. best practices in the following areas:

    Environmental stewardship and corporate responsibility

    Customer service

    Corporate ethics

    Employee growth and care2

  TAUG-C has began to implement these best practices and will continue to do so as it moves from its current start-up phase to full-scale implementation.

  ________________________
  2  For Example, Nfinyo Mabu, the Company’s VP of Business Development for TAUG-C, was selected to represent Cameroon and Central Africa two years ago as part of the U.S. State Department's program, International Visitors Leadership Program. The U.S. State Department recently selected him as the State Alumni of the Month of September for all of Africa and the Near East for the work he has done on this project.

  Cameroon Project COMPANY OPERATIONS

  “LeBus” (City/Urban Transportation System)

  Since the signing of the October 12, 2005, agreement with the Government of Cameroon, TAUG-C has created Transnational Industries – Cameroon, S.A., also known as “LeBus,” which has established its project management office in Yaoundé. It successfully launched its first two bus lines on September 25, 2006. Twenty-three additional route lines have been approved for the capital city. Operations will be ramped up substantially with the arrival of 60 new buses by April 2007 and a full complement of additional buses are projected to arrive at the rate of 50 vehicles per month throughout 2007 and into January/February 2008.

  According to Cameroon’s Minister of Transport, there are 19,920 registered taxi cabs in Yaoundé, transporting in excess of 100 passengers per taxi per weekday at a fare of 200 CFA ($0.39 USD). This currently generates daily combined revenue of more than $770,000 USD.3 It should be noted that the taxis do not offer pick-up or door-to-door, exclusive service as one would expect in North America or Europe. Rather, a taxi driver will try to pack as many (non-related) passengers into a vehicle as possible and travel in a general direction. When the taxi has to change course, some passengers will have to get out and hail additional cabs heading in the direction of their final destinations. To get across town, it is typical that one would be required to take several rides – that is to say that a commuter will likely need to take at least 2 taxis in the morning and 2 in the evening implying that of the 2 million people of Yaoundé only 25% choose or can afford to take a taxi. It is likely that with the introduction of a less expensive and reliable bus service the riding public will grow. The projections for Lebus are based on conservatively capturing less than 10% of the overall market for public transportation in Yaoundé. It would be realistic to project that LeBus could capture 35% of this market which, as explained, is likely to grow.

  LeBus urban buses operate from 6 a.m. to 8 p.m. each weekday with a reduced service on the weekends.. At full operations, there will be 24 lines serving the city, with an additional line servicing the airport. Each bus line is on average 15 km in length, with approximately 30-40 stops. Each bus will make 10 trips daily, an average of 90 minutes per round trip. The ridership capacity per bus ranges from 970-1500 daily. LeBus is offering an affordable fare of 150 CFA ($0.29 -.30 USD), 25 percent less than the taxi fare.4

  With part of the proceeds from invested capital, LeBus plans to implement an automated fare verification system to prevent fraudulent rides. When LeBus implements this technology, it will transition from its current system of on-board retailing to a distributed sales system – i.e., LeBus will sell tickets to wholesalers, who in turn will sell to retailers. Cash flow to LeBus will be through the wholesalers on a monthly basis, which eliminates daily cash management.

  It is anticipated that by Q2 2007, LeBus will implement a Smart Card pilot solution, which will use a non-disposable plastic card that allows for improved fraud prevention. The Company anticipates full implementation by year end 2007.

  “LeCar” (Inter-city/rural Transportation System)

  The inter-city/rural bus transportation system commenced initial operations on December 18, 2006 with 11 coach buses, providing service between the capital city of Yaoundé and the port city Douala.

  _________________________
  3 Total Taxis = 19,920 * 100 (Fares/Taxi) = ~ 1,900,000 fares * 200CFA = 380,000,000CFA / 515CFA/US$ = $770,000
  4 Although the posted taxi fare is 200 CFA – most riders must take several taxis to get to their destination which often costs up to 600 CFA. Therefore, the LeBus fare of 150 CFA could be 75% less expensive.

  Within Cameroon, the most profitable route is between Yaoundé and Douala (See map – the dark line show the road between Yaoundé and Douala). This route is approximately 250 km long, and takes 3.5 hours to complete. Currently, there are more than 10 companies offering discount transportation services, carrying approximately 88,000 passengers per week and generating approximately $600,000 USD. Presently three of the companies also offer VIP services. These three companies transport an aggregate of approximately 3,600 passengers per week and generate approximately $60,000 USD, contributing to an overall market size of $660,000 USD per week, or $35 million USD annually. LeCar considers the three companies offering VIP services as its primary competition; the rest are “mom and pop” services.

  The Yaoundé to Douala route provides access to approximately 5 million people living in and between the two cities.

  The market is segmented into:
    Low-end, very affordable travel at $4 -$6 per trip (the picture shows a bus that would carry passengers in this price range); and
    High-end and exclusive travel at the $16-17 per trip.

  LeCar is targeting the mid-market, $10-$12-per-trip price point, and expects to attract passengers who cannot afford or do not wish to pay for the VIP service (pictured below), who currently have no mid-market alternative. LeCar will attract passengers who can barely afford the premium service, but whose public stature prevents them from using the low-end service.

  Based on our analysis, the two highest-contributing factors to accidents causing delay, injury or death are poor servicing of vehicles and driver fatigue. None of the current companies inspect/service their vehicles between trips, nor do the drivers get adequate rest. LeCar is building a unique market position that offers superior service at mid-market price points, with an operational focus on safety and reliability. This market positioning is proving to be successful; LeCar is already transporting approximately 4,000 passengers per week, generating $50,000 USD and capturing about 10 percent of the Yaoundé-Douala market in the infancy of LeCar service.

  Once LeCar firmly establishes its Yaoundé-Douala service it plans to expand its service to provide transportation to other population centers throughout the rest of the country and sub-region.

  Facilities and Infrastructure
  TAUG-C occupies a central bus depot in the heart of Yaoundé. It currently has a number of operations and administrative offices, including a heavy and light maintenance facility (the picture shows the light maintenance facility in the foreground equipped with a fuel tank and inspection bays while the heavy maintenance facility can be found behind the light building) and an administrative complex that accommodates the operations and administrative staff. The compound occupies a footprint of 21,000m2 which has capacity for approximately 200 buses5. The Government is legally bound to provide the Company with the title to this facility, and is currently in the process of transferring title.

  _________________________
  5   Landed Property Evaluation Report: 21st March, 2006 Conducted by Heliang Ndekebitik, Registered Construction Expert

  Presently, the Yaoundé Urban Council is responsible for building, installing and maintaining the bus stops. The Council is also responsible for maintaining the road network to be suitable for bus traffic. Additional facilities will be created, purchased or renovated as the Company expands to other cities.

  Maintenance

  The Company maintains a central depot facility in Yaoundé with trained mechanics and the necessary supplies and equipment capable of providing a full service maintenance program which allows for both preventative maintenance and upkeep. This central depot facility will accommodate all necessary maintenance for LeBus and LeCar.

  The Company has established daily inspections and light maintenance, augmented by a manufacturer-suggested preventative maintenance schedule. For example, the city buses completed their 12,000-KM inspection and service in late 2006. The maintenance team also responds to break-downs, and is skilled at removing, repairing or replacing key systems such as clutches, water pumps and other main components. In the case of the LeCar buses (coaches), a mechanic is positioned at each terminal who completes a “hot” inspection of each bus as it arrives from its trip and repairs any faults prior to its next trip. This is in addition to the end-of-day inspection.

  Corporate Structure: The Government as a Partner

  Currently, Transnational Industries – Cameroon, S.A. (LeBus) is 66 percent owned by TAUG-C, and 34 percent owned by the following Cameroonian organizations:

Shareholder	Type of Organization	Share	%
		Capital
TAUG – C	Private	659,934	66%
	Parastatal and is subsidiary of the
Caisse De Stabilisation Des Prix Des	Societe National de Hydrocarbure
Hydrocarbures (“CSPH”)[1]	(SNH) (National Hydrocarbons	55,188	6%
	Corporation)
	The Yaounde Urban Council is an State
Communaute Urbaine De Yaoundé [2]	Administrative Organ subject to the	244,789	24%
	Ministry of Territorial Administration
	and Decentralisation.
Chambre De Commerce D’Industrie
Des Mines et De L’Artisanat	Parastatal	39,989	4%
(‘CCIMA’)[3]
Total		CFA 999,900	100%
Notes:

1.	For its 6 percent, CSPH invested $1 million USD in cash on 30 December 2005.
2.	For its 24 percent, the Urban Council provided the bus depot facility valued at $4MM USD and has constructed bus pull-off areas on the routes.
3.	For its 4 percent, the Chamber of Commerce invested $800,000 in cash in November 2006.

  After subsequent rounds of financing, the aggregate government-related ownership will likely drop to less than 20 percent.

Employment
The companies currently employ 311 Cameroonians working two 8 hour shifts, as follows:

a.	Drivers	75
b.	Controllers	43
c.	Security	62
d.	Mechanics	20
e.	Operations Staff	11
f.	Training Staff	3
g.	Bus Cleaners	13
h.	Hostesses	30
i.	Terminal Staff	24
j.	Administration	30

  The total employment level for the Company will increase from 311 employees as of December 1, 2006 to more than 1,900 (projected) employees by the end of 2007. This employment level increase will continue throughout the 10-year projection period. It should be noted that this employment level is financially sustainable, given the average TAUG-Cameroon wage of approximately $300/month.

  Progress and Performance to Date

  TAUG-C has completed its business analysis and planning for its operating entities LeBus and LeCar. The Company has extensively renovated and upgraded the central bus depot it now owns and occupies in Yaoundé, hired and trained its initial staff and management team, and shipped its first 28 buses into Cameroon. TAUG is currently operating its first of a planned total of 25 bus lines for the city of Yaoundé. It is also in the process of preparing its expansion into Douala.

  TAUG-C successfully launched its LeBus division with 17 of a planned 200 buses for Yaoundé alone, and operating only two of the planned 25 lines within the city. This historic launch on September 25th, 2006 was received by an enthusiastic public and with the personal blessings from Cameroon’s President and Head of State; the Prime Minister and Head of Government (The picture shows the US Ambassador and the Prime Minister during the launch ceremony); the U.S. Ambassador to Cameroon; and other Minister-level Government officials.

  TAUG-C also successfully launched its LeCar division with 11 of a planned 150 buses, to an enthusiastic public and press. LeCar has had an immediate impact on the current intercity/rural bus market, which has impressed the Ministry of Transportation as well as other Government Officials, as indicated by correspondence and meetings between the Government and the U.S. Embassy.

  Directly below is a summary of the performance of the first two months of LeBus6:

	Summary of Oct 06 Results for LeBus
	Without Fuel Tax Credits		With Expected Reduction
			in Fuel Costs
	CFA	USD	CFA	USD
Revenue	44,231,145	$85,886	44,231,145	$85,886

Direct Labor	13,406,000	$26,031	13,406,000	$26,031
Fuel	24,979,092	$48,503	18,821,236	$36,546
Parts	2,211,557	$4,294	2,211,557	$4,294
Total Variable	40,596,649	$78,828	34,438,793	$66,871

Contribution Margin	3,634,496	$7,057	9,792,352	$19,014
%	8%		22%

	Summary of Nov 06 Results for LeBus
	Without Fuel Tax Credits		With Expected Reduction in Fuel Costs

	CFA	USD	CFA	USD
Revenue	47,800,000	$92,816	47,800,000	$92,816

Direct Labor	15,000,000	$29,126	15,000,000	$29,126
Fuel	25,000,000	$48,544	19,537,452	$37,937
Parts	2,390,000	$4,641	2,390,000	$4,641
Total Direct	42,390,000	$82,311	36,927,452	$71,704

Contribution
Margin	5,410,000	$10,505	10,872,548	$21,112
%	11%		23%

  _________________________

  6 The direct labor costs include only the drivers, controllers and security staff employed on each bus and do not include other operational, administrative or management staff. The above figures do not include G&A, depreciation or interest expenses. These charts show the relationship between revenues and cost of revenues. The company expects cash-flow neutral to occur between the 50th-60th bus. To see the projected G&A, depreciation and interest expenses please refer to the project consolidated financial statements in section 8.

  The following is a summary of the performance of the first two weeks of LeCar7:

  Summary of Dec 06 Results for LeCar (two weeks of operations)

	CFA	USD
Revenue	43,484,000	$84,435

Direct Labor	4,533,333	$8,803
Fuel	17,493,005	$33,967
Parts	2,174,200	$4,222
Total Direct	24,200,538	$46,991

Contribution Margin	19,283,462	$37,444
%	44%

  OPIC financing

  Funding TAUG-C: OPIC Strategic Risk Mitigation

  Tapping U.S. capital markets for projects in Africa is often challenging, as North America is generally not well-informed regarding the African Continent, nor completely comfortable about investing and operating there. However, as recent events demonstrate, the U.S. markets may be disadvantaged by this reluctance, as the rest of the world, especially China, is making significant investments to tap the abundant opportunities that Africa offers.

  There is significant interest in investing in Africa from U.S. institutional investors; however, they are understandably concerned about risk-mitigation strategies. Availability of investment capital and sovereign risk insurance from the Overseas Private Investment Corporation (OPIC), an agency of the U.S. government, offers one validated way to encourage these institutions to take larger equity positions, thereby providing needed growth capital to expand projects and at the same time benefiting these U.S. institutions to compete for opportunities in Africa.

  All projects or transactions considered for OPIC financing must be deemed commercially and financially sound. They must be within the demonstrated competence of the proposed management team, which must have a proven record of success in the same or a closely-related business, as well as a significant continuing financial stake in the enterprise.

  Experience indicates that an adequate level of equity contribution is essential for a project to succeed. Investors must be willing to establish sound debt-to-equity relationships that will not jeopardize the success of the project through excessive leverage. In general, OPIC looks for a debt-to-equity ratio in the range of 60/40, although the financial structure will vary with the nature of a specific business and by the variability of expected cash flows.

  In order to take full advantage of economies of scale, TAUG is seeking an initial loan of $9 million. It is anticipated that the approval process and funding will take place in the first half of 2007. The proceeds of this financing will be used to purchase additional buses, maintenance equipment and supplies; to provide the necessary capital to complete construction of new and existing facilities; and to provide a working capital reserve.

  TAUG is in the final stages of approvals/processing of this initial $9 million USD loan. TAUG has received indications that this loan is likely to be in place by the end of Q1 2007, but the Company is conservatively planning for a Q2 07 draw-down of funds. Investment in Cameroon is an OPIC priority and investment in transportation infrastructure is viewed especially favorably, as this opportunity will directly impact hundreds of thousands of people. The TAUG OPIC application is also strongly supported by the U.S. Ambassador to Cameroon, who has stated that he has never seen an opportunity that will have a greater positive social impact than the TAUG project.

  _________________________

  7 The direct labor costs include only the drivers and hostesses employed on each bus and do not include other operational, administrative or management staff. The above figures do not include G&A, depreciation or interest expenses. This chart shows the relationship between revenues and cost of revenues. To see the projected G&A, depreciation and interest expenses please refer to the project consolidated financial statements in section 8.

  The Senior Investment Officer at OPIC dealing with the TAUG file has indicated that TAUG has presented a very strong application, and sees no real hurdles in getting the application accepted by end of Q1 07. The file has already received Human Rights clearance and is undergoing the final three policy clearances: Environmental; Workers Rights; and U.S. Effects.

  Equity Contribution to Date and OPIC Loan Ratio

  As mentioned above, OPIC looks for a debt-to-equity ratio in the range of 60/40. The table below was presented in the OPIC application, and OPIC has accepted the equity contributions including the “in-kind” real property provided by the Cameroon Government. With the investments TAUG has already received, the project clearly exceeds the 60/40 OPIC guideline.

  It should be noted that the numbers presented below represent equity already raised by the Company, and is independent of the additional $29 million USD equity placement that is currently being offered by the Company. It should also be noted that any additional equity raised by the Company allows TAUG to seek additional capital from OPIC, thus providing further leverage to help improve financial performance.

Equity		Amount	%
Cash:	From TAUG USA	$4,410,000
Cash:	From TAUG USA by 20 Nov. 2006	$500,000
Cash:	From “CSPH” – Cameroon Entity[1]	$1,000,000
Cash:	From “CCIMA” – Cameroon Entity[2]	$800,000
Cash:	From Urban Council – Cameroon Entity[3]	$3,000,000
Cash:	Operating Bus Lease[4]	$1,500,000
In-Kind:	Bus Depot – Deed in progress[5]	$4,000,000
In-Kind:	Bus Shelters[6]	$1,896,000
Total Cash		$11,210,000
Total In-Kind		$5,896,000
Total Equity to Date		$17,106,000	66% of total

OPIC Debt Financing
OPIC Loan		$9,000,000	38% of total

Total Equity and Debt		$26,106,000	100% 1

  Total Equity and Debt $26,106,000 100%

  Notes:

1.	CSPH - Caisse De Stabilisation Des Prix Des Hydrocarbures (“CSPH”), it is a private sector organization and is subsidiary of the Societe National de Hydrocarbure (SNH) (National Hydrocarbons Corporation). CSPH made its investment in December, 2005.
2.	CCIMA - Chambre De Commerce D’Industrie Des Mines et De L’Artisanat (‘CCIMA’), is the Cameroon Chamber of Commerce. It is a private sector entity and made its investment in October, 2006.
3.	The Yaoundé Urban Council has invested cash in upgrading the depot and bus shelters as well as other infrastructure costs.
4.	The terms of this operating lease requires monthly payments of $200,000 for 9 months. Terms of this lease are flexible to comply with OPIC rules and terms.
5.	A competent 3rd Party valuation was conducted in March 2006 and valued the property at $4 million.
6.	The Government Delegate is in process of transferring title to the bus shelters in Yaoundé.

  Use of Proceeds – OPIC Loan

  The table directly below provides a summary of the planned use of proceeds for the OPIC investment, independent of the additional $29 million USD equity placement that is currently being raised by the Company. Note that 88 percent of the proceeds are being used to purchase additional buses.

Use of Proceeds	Amount	Remarks
Equipment: City Buses (LeBus)	$6,300,000	97 city buses[1]
Equipment: Rural Buses (LeCar)	$1,600,000	14 rural (coach) buses[2]
Equipment: Heavy and light Tools	$150,000	e.g. Air compressors and air tools[3]
Equipment: (Furniture, Computers & Software)	$100,000	e.g. Fleet management and HR software[4]
Construction and Facilities Upgrades [5]	$250,000
Working Capital & Cash Reserves	$600,000	Training of 888 new staff including fuel[6]
Total OPIC Loan (First Phase)	$9,000,000

Notes:
1.	The OPIC funding will provide an additional 97 buses, costing $65,000 each, bringing the Yaoundé city bus fleet to 114 buses which is 95 percent capacity. The buses are being purchased outright from King- Long United Automotive Industry Suzhou) Co. Ltd. (http://www.kinglong-sz.com.cn/en/index.asp).
2.	OPIC funding will provide an additional 14 coach buses, costing $115,000 each, bringing the LeCar fleet to its full complement of 25 buses for the Yaoundé-Douala route. The buses are being purchased outright from King-Long.
3.	This estimate was derived from proforma invoices from various suppliers in Cameroon.
4.	This estimate was derived from proforma invoices from the various suppliers in Cameroon as well as from our own experience of past purchases.
5.	This estimate was derived from our past experiences as well as the quotes we received from the supplier that will be building the Yaoundé and Douala terminals for LeCar.
6.	Each new bus requires approximately 8 new staff, including drivers, controllers, security guards as well as mechanics. This staff will require approximately two months of training, uniforms and job-site tools.

  INVESTMENT OPPORUNITY

  Phased Operations and Financing Growth Strategy

  To effectively manage its growth, the Company has broken its Cameroon growth plan into four successive stages: (1) startup; (2) Yaoundé build-out; (3) Douala build-out; and (4) Cameroon completion. Depending on the demand from other countries in the region, a similar operations and financing plan can be developed and executed for each country, concurrent with the Cameroon growth plan. Although there will be country-by-country nuances, the foundational assumptions will hold. Therefore the TAUG-Cameroon model can be used as an accurate proxy for regional growth and hence additional project and financial and project opportunities for the Company.

  However, this section focuses only on the financing requirements for TAUG’s Cameroon operations.

  The first phase is currently being implemented with the launch of the initial 17 city buses as well as the launch of the initial 11 coaches for LeCar. During this start-up phase, the Company is establishing its core-processes which will allow mass scalability of customers, control of cash handling procedures, employee administration, accounting and audit controls, as well as operations and maintenance.

  In order to complete the build-out of the Yaoundé operation and LeBus Douala (the Douala city bus system), and to expand LeCar to 40 buses, the Company requires expansion capital (including OPIC’s $9 million first tranche) of $38 million USD. To complete the countrywide build-out for Cameroon, the Company foresees the need for an additional $18 million in 2009 (when more buses will be needed for expansion and/or to replace original buses). All of this could be funded by additional OPIC financing, given that the Company will have strong debt/equity ratios and strong cash flows to service the debt.

  Use of Equity Proceeds

  The table below provides a detailed account of how the $29 million will be used to accelerate the growth of the Company:

Use of Proceeds	Amount	Remarks
Equipment: City Buses (LeBus)	$18,100,000	278 city buses[1]
Equipment: Rural Buses (LeCar)	$4,025,000	35 rural (coach) buses[2]
Equipment: Heavy and light Tools	$577,600	e.g. Air compressors and air tools[3]
Equipment: (Furniture, Computers & Software)	$200,000	e.g. Computers, surveillance camera, fleet management and HR software[4]
Construction and Facilities Upgrades [5]	$1,586,000	Construction of terminal facilities for LeCar and expansion to LeBus facilities
Fare Card Implementation	$2,385,000	Installed cost per city bus is approximately $5,500 USD.
Working Capital & Cash Reserves	$2,126,400	Cash reserves and contingency.
Total Investment Capital	$29,000,000

Notes:
1.

  The proceeds from this equity raise will be used to purchase an additional 278 city buses. When added to the current fleet of 17 and the 97 from the OPIC funding, the fleet will grow to 392 city buses which is sufficient to equip LeBus Yaounde and LeBus Douala. The buses are being purchased outright from King-Long United Automotive Industry (Suzhou) Co. Ltd.

2.	The proceeds from this equity raise will be used to purchase an additional 35 coaches which will bring the LeCar fleet to 60. The buses are being purchased outright from King-Long.
3.	This estimate was derived from proforma invoices from various suppliers in Cameroon.
4.	This estimate was derived from proforma invoices from the various suppliers in Cameroon as well as from our own experience of past purchases.
5.	This estimate was derived from our past experiences as well as the quotes we received from the supplier that will be building the Yaoundé and Douala terminals for LeCar.

  Consolidated Financial Statements

  The power of integrating LeBus and LeCar lies in the sharing of resources, integration of services, and especially integrating the strong cash-flow from LeCar relative to its financial carrying costs to augment the ability of LeBus to meet its loan repayment obligations. Together, LeBus and LeCar produce healthy debt service ratios.

  LeBus & LeCar Consolidated Un-audited Proforma Financial Projections For Cameroon Operation Only8

US$ Millions	2006	2007	2008	2009	2010	2011	2012
Profit & Loss
# of Buses (LeBus and LeCar)	28	422	597	609	619	637	739
Total Revenue	0.33	25.40	76.90	88.45	95.67	104.63	123.75
COGS & Distribution	0.01	0.75	2.40	2.52	2.52	2.52	2.87
Gross Margin	0.32	24.65	74.50	85.93	93.16	102.11	120.88
Direct Costs	0.29	12.74	31.81	35.64	38.27	42.12	49.53
Contribution Margin	0.02	11.91	42.70	50.29	54.88	59.99	71.35
% Revenue	7.6%	46.9%	55.5%	56.9%	57.4%	57.3%	57.7%
G&A	0.98[9]	5.03	7.78	9.05	10.28	11.71	13.36
EBITDA	(0.95)	6.88	34.91	41.24	44.61	48.28	57.99
% Revenue	(290.6%)	27.1%	45.4%	46.6%	46.6%	46.1%	46.9%
Interest	0.06	1.00	1.00	0.91	0.78	0.66	0.53
Principal	0.00	0.00	0.63	1.25	1.25	1.25	1.25
Total Debt Service	0.06	1.00	1.63	2.16	2.03	1.91	1.78
Depreciation	0.11	3.72	9.93	10.58	10.83	11.17	12.78
Profit Before Tax	(1.12)	2.16	23.98	29.76	33.00	36.45	44.68
Net Income	(1.12)	1.22	15.64	19.29	21.31	23.45	28.70

Balance Sheet
Total Assets	8.88	10.10	25.12	43.16	63.22	85.42	112.88
Total Liabilities	10.00	10.00	9.38	8.13	6.88	5.62	4.38
Net Worth	(1.12)	0.10	15.74	35.04	56.35	79.80	108.50

  NOTE: DURING 2007-2008 LEBUS AND LECAR PLAN TO SIGNIFICANTLY INCREASE THE FLEET TO ENSURE YAOUNDÉ AND DOUALA ARE AT FULL CAPACITY. THE SIGNIFICANTLY LOWER GROWTH IN THE FLEET IN 2009-2011 IS DUE TO THE NEED TO USE MOST OF THE FREE CASH TO REPLACE THE DEPRECIATED FLEET THUS LEAVING LITTLE ROOM FOR FLEET GROWTH. BY 2012, LEBUS PLANS TO EXPAND TO OTHER SMALLER CENTERS WHICH ACCOUNTS FOR THE ADDITION OF OVER 100 BUSES.

  CAPITAL STRUCTURE/BENEFICIAL OWNERSHIP

  CAPITAL STRUCTURE

  The Company has authorized 200,000,000 Common Shares and 100,000,000 Preferred Shares. The capitalization of the Company (a) as of the date of this Memorandum, and (b) adjusted to give effect to receipt of gross proceeds in the Maximum Offering, and the use of the proceeds there from before deduction of the estimated expense of this Offering is s follows. There are currently 33,508,401 shares of Common Stock issued and outstanding. Pursuant to a prior offering, the Company issued convertible debentures that, if fully converted per their terms, would result in an additional 5,972,938 in

  __________________________

  8 These projects are for Cameroon operations only and do not include the planned expansion in the sub-region
  9 This number includes the start-up capital requirements for 12 months prior to the launch of the LeBus and LeCar operations. Currently LeBus and LeCar each have G&A expenses of approximately $100,000 USD/month.

  shares of Common Stock issued and outstanding. If this offering is completed in full, there will be an additional 10,000,000 shares in common stock issued and outstanding. Finally, the company has previously issued warrants for the acquisition of an additional 14,461,458 of shares of Common Stock pursuant to terms set forth in greater particularity below in the section entitled “Warrants.” Pursuant to this offering I completed in full, an additional 10,000,000 shares can be purchased pursuant to the warrants issued hereunder.

  PRINCIPAL STOCKHOLDERS

  The following table sets froth certain information with respect to the beneficial ownership of our common stock on January 1, 2007 by (1) each of our directors, director nominees and executive officers, and (2) each person known by us to be the beneficial owner of more than 5% ownership of the 33,508,401 of Common Shares outstanding at that time. Percentages after the Offering assume the Shares offered hereby (i.e. 10,000,000 plus 10,000,000 warrants, or 20,000,000 shares):

	Number of	Percent of Outstanding	Number of Shares	Percent of Outstanding
Beneficial Owner	Shares Owned	Shares pre-offering	Owned	Shares post-offering

Joseph W. Parker (through Parker Transnational Industries, LLC)	4,000,000	11.937%	Same	7.475%

Daniel C. Goldman	2,000,000	5.969%	Same	3.738%
Avalon Holdings	2,750,000	8.207%	Same	5.139%

Mazel Trust	2,900,000	8.655%	Same	5.420%

Fusion Equity	1,936,134	5.778%	Same	3.618%

Seid Sadat	1,600,000	4.775%	Same	2.990%
TOTAL	15,186,134	45.321%	15,186,134	28.380%

  Other 5% Stockholders

  None

  COMPENSATION OF OFFICERS/DIRECTORS

  There are no employment agreements currently executed for the officers or directors of the Company

  DESCRIPTION OF CAPITAL SHARES AND OPTIONS

  The Company's authorized capital stock consists of 200,000,000 Common Shares and 100,000,000 Preferred Shares. Common Shares and Preferred Shares can be issued by the Board of Directors, without shareholder approval, in various series containing differing rights, privileges and restrictions. No shareholder of the Company will have, solely by reason of being a shareholder, any preemptive or preferential right or subscription right to any shares of the Company or to any obligations convertible into shares of the Company, or to any warrant or option for the purchase thereof, except to the extent provided by resolution or resolutions of the Board of Directors establishing a series of preferred shares or by written agreement with the Company.

  The following description of the Company’s Common Shares is qualified in its entirety by the Company’s Articles of Incorporation (“Articles”), which are available upon request.

  COMMON SHARES

  The Company has 200,000,000 Common Shares authorized, of which 33,508,401 are currently issued and outstanding, and after this offering there is a potential for 53,508,401 Each shareholder holding the Company Common Shares is entitled to one vote for each Common Share held and fully participates in the growth and appreciation of the Company.

  PREFERRED SHARES

  The Company has 100,000,000 shares of Preferred Shares (“Preferred Shares”) authorized, none of which are outstanding as of the date of this Memorandum.

  CONVERTIBLE DEBENTURES

  Interest and Dividends

       The Company has issued Convertible Debentures that pay an annual interest rate of 7.0% . If converted per their terms, an additional 5,972,978 in chares of Common Stock would be issued in exchange for the convertible debentures.

  Voting

       The Convertible Debentures do not have voting rights unless the conversion has occurred to common shares or the warrants are exercised

  Conversion

  The holders of Debentures have certain rights to convert the Debentures to Common Shares. These rights are summarized below:

    Voluntary Conversion. Each Debenture is convertible, at the option of the holder, at any time after the date of issuance, into shares of Common Stock of the Company at $0.50 per share.

    Mandatory Conversion. After maturity, the holder has 30 days to convert or request cash plus interest. After thirty days all convertible Debentures will convert at the conversion price.

  The conversion rate is equal to the dollar value of debenture (i.e. $.0001) divided by the Conversion Price. The Conversion Price is initially $.50 per share, resulting in an initial conversion rate of one dollar of Debenture for two Common Shares.

  Fractional Shares

  No fractional shares will be issued upon the conversion of any Convertible Debentures. All Common Shares (including fractions thereof) issuable upon conversion of more than one Convertible Debenture by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional shares.

  STOCK OPTION PLAN

  No stock options or stock option plans currently exist, however, the Company does plan on establishing a plan for key employees in the near future, and intends to reserve an amount of common shares for an equity incentive plan that is equal to 20% of the total issued and outstanding stock of the Company upon the date that the plan is adopted and approved by the Board of Directors and its Shareholders.

  WARRANTS

  The Company currently has warrants outstanding in connection with the convertible debentures that permit the acquisition of 7,161,458 shares of Common Stock at a price of $1.50 per share, which are exercisable for five years from the purchase of the convertible debenture. With regard to agreements reached in 2006 with prior management and others to reduce the number of shares of Common Stock held by them, it was agreed that they would collectively hold warrants to purchase 7,300,000 shares of Common Stock at $1.50 per share, which are exercisable for five years from the date of those agreements. Pursuant to this offering, there is a potential for an additional warrants to purchase 10,000,000 shares of Common Stock at $1.50 per share, which are exercisable for five years from the date of the purchase pursuant to this Offering.

  LIMITATION OF DIRECTOR AND OFFICER LIABILITY

  Pursuant to the Company's Articles of Incorporation, every Director or Officer of the Company and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in or about the conduct of the Company's business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. No such Director or Officer of the Company will be liable (a) for the acts, receipts, neglects, defaults or omissions of any other such Director or officer or agent of the Company or (b) for any loss on account of defect of title to any property of the Company or (c) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (d) for any loss incurred through any bank, broker or other similar person or (e) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his part or (f) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

  DIVIDEND POLICY

  The Company has never declared or paid dividends on its Common Shares and does not intend to pay dividends on the Common Shares in the foreseeable future. Instead, the Company plans to retain any earnings to finance the development of the business and for general corporate purposes.

  PLAN OF DISTRIBUTION

  The Offering is effective as of the date of the Memorandum. The Offering will remain open until February 20, 2007 unless extended. Subscription proceeds will be accepted and used by the Company as received; there is no minimum offering. If more than one person is executing the Subscription Agreement, the obligations of each shall be joint and the representations and warranties contained in the Subscription Agreement shall be deemed to be made by, and be binding upon, each subscriber and his or her heirs, executors, administrators, successors and assigns. This subscription, upon acceptance by the Company, shall be binding upon each subscriber’s heirs, executors, administrators, successors and assigns. The Subscription Agreement shall be construed in accordance with and governed in all respects by the laws of the State of California.

  This Offering is made in reliance on Section 4(2) of the Act and Rule 506 of Regulation D under the Act, which preempts state jurisdiction other than as to certain filings and fees or Regulation S as it relates to non-residents of the United States.

  DOCUMENTS REQUIRED TO BE COMPLETED BY PURCHASERS

  A person wishing to subscribe for any Units will be required to execute and deliver to the Company:

(a)	a signed Subscription Agreement; and
(b)	a check payable to Transnational Automotive Group, Inc. for the subscription of the Unit, or a wire transfer to the Company’s Primary Checking Account.

  NO REGISTRATION OF SECURITIES; RESTRICTED SECURITIES

  The Units being offered in this Memorandum have not been registered under the Act or the securities laws of any state and to this extent are being offered in reliance upon federal, state and provincial exemptions from registration for nonpublic Offerings. The Common Stock and Warrants are “covered securities” offered without state registration pursuant to the National Securities Markets Improvement Act of 1996. There are also regulatory safe harbors for these exemptions codified under federal law by SEC Regulation D, and under similar provisions of state and provincial laws. The Company has designed the Offering to comply with the safe harbors. The Company will also satisfy certain notice requirements respecting the Offering imposed by the states in which investors are domiciled.

  The Common Stock and Warrants offered in the Memorandum are restricted securities as defined in Rule 144 promulgated by the SEC, and must be held until maturity or conversion unless they are subsequently registered under the Act and any other applicable state securities laws or, in the opinion of the Company, they may be sold in a transaction which is exempt from federal and state securities registration requirements. The Company has no obligation, and does not intend to register the Debentures, Common Stock, or warrants under the Act. Accordingly, investment in the Common Stock and Warrants offered herein is suitable only for persons of adequate financial means who can bear the economic risk of their investment and who have no need for liquidity with respect to their investment during the initial term and any renewal term purchased.

  ACCREDITED INVESTORS ONLY

  Investment in the Common Stock and Warrants involves significant risks and is suitable only for persons of adequate financial means who have no need for liquidity with respect to this investment and are sophisticated. The suitability standards discussed below represent minimum suitability standards for prospective investors. The satisfaction of such standards by a prospective investor does not necessarily mean that the Common Stock and Warrants are a suitable investment for such prospective investor. Prospective investors are encouraged to consult their personal financial advisors to determine whether an investment in the Common Stock or Warrants is appropriate. The Company may reject subscriptions, in whole or in part, in its absolute discretion.

  Subscriptions for the purchase of Common Stock and Warrants can be accepted only from investors who are United States residents if they are “accredited,” as that term is defined by the federal securities laws. Investors will be deemed to be accredited if they are able to absorb the loss of their investment in the Common Stock and Warrants because they meet the minimum income, net worth or total assets standards summarized in this section. An accredited investor is defined as any person who comes within any of the following categories, or whom the Company reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(a)

  Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(b)	Any private business development company as defined in section 202(a)22 of the Investment Advisers Act of 1940;

(c)

  Any organization described in section 501(c)3 of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(d)	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(e)	Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

(f)

  Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(g)

  Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

(h)	Any entity in which all of the equity owners are accredited investors.

  As used in this Memorandum, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of paragraph (1) above, the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances.

  Each investor who is a United States resident must represent in writing that he or she qualifies as an "accredited investor" as described above, and must demonstrate the basis for such qualification. In addition, all investors, regardless of their income, net worth or total assets, must certify in writing that, among other things, he or she by reason of the investor's business or financial experience, or that of the investor's professional advisor, (i) the investor could reasonably be assumed to have the capacity to protect their own interests in connection with this transaction and is able to evaluate the merits and risks of a purchase of the Common Stock and Warrants, (ii) the investor is acquiring the Common Stock and Warrants for its own account, for investment only and not with a view toward the resale or distribution thereof, (iii) the investor is aware that the

  Common Stock and Warrants have not been registered under the Act or any state securities laws and that transfer thereof (and of the underlying shares of the Company's Common Stock) is restricted by the Act, applicable state securities laws, the subscription agreement to be entered into in connection with the purchase of the Common Stock and Warrants and the absence of a market for the Common Stock and Warrants, (iv) that such investors meet the suitability requirements set forth in this Memorandum; (v) the investor has had access to sufficient information needed to make an investment decision about Company and the Common Stock and Warrants, and has had an opportunity to ask questions; and that the investor can tolerate the illiquidity that is characteristic of restricted securities in a private company and in these Common Stock and Warrants in particular.

  OFFSHORE INVESTORS.

  Offshore investors who are not “US Persons” as that term is defined in Regulation S as promulgated under the 1933 Act, and who otherwise satisfy any applicable criteria established by the laws of the jurisdiction in which they reside;

(a)

  If such non US Persons are residents of the provinces of Alberta or British Columbia, Canada, they must either be (1) “accredited investors” as defined in Multilateral Investments 45-103 Capital Raising Exemptions (“MI-45-103”), as adopted by, respectively, the British Columbia Securities Commission (the “BCSC”), and the Alberta Securities Commission (the “ASC”), or (2) investors who are purchasing the shares as a principal and who are either:

	(i)	a director, senior officer or control person of the Company, or of an affiliate of the Company,

	(ii)	a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Company, or of an affiliate of the Company,

	(iii)	a parent, grandparent, brother, sister or child of the spouse of a director, senior officer or control person of the Company or of an affiliate of the Company,

	(iv)	a close personal friend of a director, senior officer or control person of the Company, or of an affiliate of the Company,

	(v)	a close business associate of a director, senior officer or control person of the Company, or of an affiliate of the Company,

	(vi)	a founder of the issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company,

	(vii)	a parent, grandparent, brother, sister or child of the spouse of a founder of the Company,

	(viii)	a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in paragraphs (i) to (vii), or

	(ix)	a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in paragraphs (i) to (vii).

  Collectively, the categories of prospective investors described in paragraphs 1.4 (a)(2)(i) through (ix) of the Subscription Agreement are herein referred to as “Family and Friends;” or

(b)

  If the Subscriber is resident in Ontario, Canada, the Subscriber is an “accredited investor” as defined in Ontario Securities Commission Rule 45.501 Exemption Distributions (“Rule 45-501”) the Ontario Securities Commission (the “OSC”)

(c)

  If the Subscriber is resident in Alberta or British Columbia and is purchasing the Subscribed For Units as an "accredited investor" within the meaning of MI 45-103, the Subscriber must deliver, at Closing, a duly completed and executed Representation Letter in the form attached the Subscription Agreement as Exhibit "1.4D”.

(d)

  If the Subscriber is resident of Ontario, and is purchasing the Subscription for Shares as in “accredited investor” within the meaning of Rule 45.501 the Subscriber must deliver at closing, a duly completed and executed Representation Letter in the form attached to the Subscription Agreement as “Exhibit “1.4E”.

(e)

  If the Subscriber is resident in Alberta or Ontario, the Subscriber acknowledges that, in addition to any other requirements under applicable securities legislation to which a disposition of the Subscribed For Units may be subject, the Subscriber may, depending on the nature of the disposition, be required to file a report on Form 45-501F2 with the Ontario Securities Commission or on Form 20 with the Alberta Securities Commission, as applicable, within 10 days of each disposition by the Subscriber of Subscribed For Units.

  After the Company determines that a potential investor meets the Company’s suitability standards and is accredited, the Company will deliver to the potential investor a Memorandum and Subscription Agreement. Each Subscription Agreement must be fully completed and executed. The Company may reject a potential investor’s Subscription Agreement arbitrarily without stating a reason. Subscriptions may be rejected for failure to conform to the requirements of this Memorandum, insufficient documentation, oversubscription, or for any other reason the Company determines to be in the interests of the Company. Subscriptions may not be revoked, canceled, or terminated by the subscriber except as provided in the subscription agreement itself.

  The Company will rely upon the material accuracy of the statements, representations and warranties contained in the Questionnaires and Subscription Agreements, all of which are binding upon offerees. The Company assumes no responsibility to verify independently the accuracy of any such statement, representation or warranty.

  The preceding summary of the suitability standards is qualified in its entirety by the text of the Subscription Agreement which is attached hereto as Exhibit C.

  CERTAIN MATERIAL TRANSACTIONS

  KEY AGREEMENTS

  Agreement dated October 12, 2005 between Parker Transnational Industries, LLC and the Government of the Republic of Cameroon forming Parker Transnational Industries Cameroon (PTI-Cameroon, aka PTI-C). This is the Pre-Incorporation Agreement for the formation of an urban passenger transport company for Cameroon, and re-incorporated as Transnational Industries Cameroon (“TIC”) in a joint TAUG-Cameroon Government partner/Board meeting in September 2006. The Federal Cameroon Government agencies are currently in the final stages of processing and finalizing an operational agreement designating TAUG as the exclusive manager of Cameroon’s urban bus systems.

  EXHIBIT A

  FINANCIAL STATEMENTS

  Attached is the 10-KSB effective through February 28, 2006. Since that time, there have been significant changes in the company, as shown in the 10Q filings since that time which are available for review, and which are fully set forth above in the section Description of the Company and Its Business.

  EXHIBIT B

  FINANCIAL FORECAST

  NO INDEPENDENT ACCOUNTANTS HAVE EXAMINED OR COMPILED THE ACCOMPANYING FORWARD-LOOKING STATEMENTS AND, ACCORDINGLY, DO NOT PROVIDE ANY ASSURANCE WITH RESPECT TO SUCH STATEMENTS.

  THE FOLLOWING EXHIBIT SHOULD BE READ IN CONJUNCTION WITH THTE OTHER INFORMATION AND DISCLOSURES CONTAINED IN THIS DOCUMENT. ALTHOUGH MANAGEMENT BELIEVES THE ASSUMPTIONS ON WHICH THE FORECASTS ARE BASED ARE REASONABLE, NO REPRESENTATION IS MADE OR SHOULD BE INFERRED WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF THE PROJECTIONS OR THE LIKELIHOOD THAT THE PROJECTIONS SET FORTH IN THE FORECASTS CAN OR WILL BE ACHIEVED. NO INVESTOR SHOULD INVEST IN THE COMPANY IN RELIANCE ON THE ACCURACY OR ADEQUACY OF THE PROJECTIONS. MANAGEMENT DOES NOT INTEND TO UPDATE THESE PROJECTIONS.

  The Company believes the forecasted financial results are reasonable and represent its estimate of the likely financial results for the forecast period. The Company prepared the forecast assumptions on the basis of information obtained through the experience of its management in managing operations in the transportation industry and in Africa. Accordingly, the attached Forecasted Financial Statements reflect the Company’s judgment, based on present circumstances and what the Company believes to be a reasonable set of assumptions.

  All forecasts assume that money is raised in an appropriate and reasonable time frame from which to meet the projected development schedules and financial forecasts.

  EXHIBIT C

  SUBSCRIPTION AGREEMENT

  THE UNITS, THE SHARES OF COMMON STOCK AND WARRANTS TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY (A) WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER, OR AN EXEMPTION FROM, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, OR (B) IN CANADA OR TO RESIDENTS OF CANADA EXCEPT PURSUANT TO PROSPECTUS EXEMPTIONS UNDER THE APPLICABLE PROVINCIAL SECURITIES LAWS AND REGULATIONS OR PURSUANT TO AN EXEMPTION ORDER MADE BY THE APPROPRIATE PROVINCIAL SECURITIES REGULATOR.

       This Subscription Agreement (this “Agreement”) by and between _____________________________(the “Subscriber”), and Transnational Automotive Group, Incorporation, a Nevada Corporation (the “Company”).

  RECITALS

       WHEREAS, the Company is offering: 10,000,000 units at $0.50 per unit. Each unit is comprised of a share of Common Stock and a warrant to purchase an additional share of common stock at $1.50 per share (the “Warrant”) (the Common Stock and the Warrant together an “Offered Unit”). All references herein to “dollars” or “$” shall be to U.S. dollars unless otherwise specified.

       WHEREAS, the Company will offer and sell Units only to investors (the “Qualified Investors”) who either are (i) residents of the United States and are “accredited investors” as defined in Regulation D as promulgated under the Securities Act of 1933, as amended (the “1933 Act”) and as more fully set forth herein or (ii) offshore investors who are not “US Persons” as that term is defined in Regulation S under the 1933 Act, as more fully set forth herein; and who otherwise satisfy any applicable criteria established by the laws of the jurisdiction in which they reside as more fully set forth in Section 1.4 hereof.

       WHEREAS, subject to the terms and conditions set forth herein, the Company desires to issue and sell to the Subscriber and the Subscriber desires to subscribe for the aggregate number of Offered Units as set forth in Section 1.1 hereof.

       NOW THEREFORE, in consideration of the recitals and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

  AGREEMENTS

1.	Subscription and Purchase of Shares; Closing.

	1.1	Subscription and Purchase of Units.

                    Subject to the terms and conditions herein set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company ______________Offered Units (the “Subscribed for Units”), at a price of $.50 per Unit or an aggregate consideration of $_________________ (the “Purchase Price”). The Warrant shall be in the forms attached hereto as Exhibit A.

1.2	Payment of Purchase Price.

                    Simultaneously with the execution and delivery of this Agreement by the Subscriber, the Subscriber shall deliver the Purchase Price by check payable to the Company or by wire transfer of funds pursuant to wiring instructions provided by the Company and as set forth on Exhibit 1.2 hereto.

1.3	Closing.

                    The closing of the purchase and sale of the Subscribed for Units (the “Closing”) shall take place at the offices of the Company, or at such other time and place or on such other business day thereafter as the parties hereto may agree (the “Closing Date”). On the Closing Date, all funds will be released to the Company and the Company will direct its stock transfer agent to deliver a certificate(s) representing the Subscribed for Units to the Subscriber against confirmation of collection of the Purchase Price

1.4	Limitations of Offering.

                  (a)                  The Subscriber acknowledges that the Company is offering and selling the Subscribed For Units only to investors (the “Qualified Investors”) who either are (i) residents of the United States and are “accredited investors” as defined in Regulation D (which definition is set forth on Exhibit 1.4(a)(i) hereto) 1.4(a)(ii) as promulgated under the 1933 Act or (ii) offshore investors who are not “US Persons” as that term is defined in Regulation S as promulgated under the 1933 Act, and who otherwise satisfy any applicable criteria established by the laws of the jurisdiction in which they reside;

                   (b)                  if such non US Persons are

                                          (i) residents of the provinces of Alberta or British Columbia, Canada, they must either be (1) “accredited investors” as defined in Multilateral Investments 45-103 Capital Raising Exemptions (“MI-45-103”), as adopted by, respectively, the British Columbia Securities Commission (the “BCSC”), and the Alberta Securities Commission (the “ASC”), or (2) investors who are purchasing the shares as a principal and who are either

  (i) a director, senior officer or control person of the Company, or of an affiliate of the Company,

  (ii) a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Company, or of an affiliate of the Company,

  (iii) a parent, grandparent, brother, sister or child of the spouse of a director, senior officer or control person of the Company or of an affiliate of the Company,

  (iv) a close personal friend of a director, senior officer or control person of the Company, or of an affiliate of the Company,

  (v) a close business associate of a director, senior officer or control person of the Company, or of an affiliate of the Company,

  (vi) a founder of the issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company,

  (vii) a parent, grandparent, brother, sister or child of the spouse of a founder of the Company,

  (viii) a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in paragraphs (i) to (vii), or

  (ix) a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in paragraphs (i) to (vii).

  Collectively, the categories of prospective investors described in paragraphs 1.4 (a)(2)(i) through (ix) are herein referred to as “Family and Friends;” or

                                         (ii) or if the Subscriber is resident in Ontario, Canada, the Subscriber is an “accredited investor” as defined in Ontario Securities Commission Rule 45.501 Exemption Distributions (“Rule 45-501”) the Ontario Securities Commission (the “OSC”)

                  (c)                  If the Subscriber is a resident of the United States, the Subscriber must deliver at or prior to closing, a duly executed Representation Letter in the form attached as 1.4(c) .

                  (d)                   If the Subscriber is resident in Alberta or British Columbia and is purchasing the Subscribed for Units as an "accredited investor" within the meaning of MI 45-103, the Subscriber must deliver, at Closing, a duly completed and executed Representation Letter in the form attached hereto as Exhibit "1.4D” .

                  (e)                   if the Subscriber is resident of Ontario, and is purchasing the Subscription for Shares as in “accredited investor” within the meaning of Rule 45.501 the Subscriber must deliver at closing, a duly completed and executed Representation Letter in the form attached hereto as “Exhibit “1.4E” .

                  (f)                  If the Subscriber is resident in Alberta or Ontario, the Subscriber acknowledges that, in addition to any other requirements under applicable securities legislation to which a disposition of the Subscribed For Units may be subject, the Subscriber may, depending on the nature of the disposition, be required to file a report on Form 45-501F2 with the Ontario Securities Commission or on Form 20 with the Alberta Securities Commission, as applicable, within 10 days of each disposition by the Subscriber of Subscribed For Units.

1.5.	No Minimum Number of Subscribed for Units Need be Sold.

                    The Subscriber acknowledges that the Company is offering and selling the Offered Units on a no minimum basis, and further acknowledges and understands that since there is no minimum number of Offered Units to be sold, no proceeds will be held in an escrow account and all funds will be immediately available to, and for use by, the Company.

2.	Subscriber’s Conditions of Closing.

                    The Subscriber’s obligation to purchase and pay for the Subscribed For Units is subject to the satisfaction or waiver, of the condition that the representations, warranties and covenants of the Company set forth in Section 4 hereof shall be true in all material respects on and as of the Closing Date, except to the extent of changes caused by the transactions herein contemplated; and, if the Closing Date is other than the date hereof, the Company shall deliver to Subscriber a certificate of a duly authorized officer of the Company, dated the Closing Date, to such effect.

3.	Company’s Conditions of Closing.

                   The Company’s obligation to sell the Subscribed for Units is subject to the satisfaction or waiver, on or before the Closing Date, of the conditions contained in this Section 3.

3.1	Representations, Warranties and Covenants.

                    The representations, warranties and covenants of the Subscriber set forth in Section 5 hereof shall be true in all material respects on and as of the Closing Date.

3.2	Payment of Purchase Price.

                    The Subscriber shall have purchased and paid for the Subscribed for Units by delivery of the Purchase Price.

3.3	No Adverse Action or Decision.

                    There shall be no action, suit, investigation or proceeding pending, or to the Company’s knowledge, threatened, against or affecting the Company or any of its properties or rights, or any of its affiliates, associates, officers or directors, before any court, arbitrator, or administrative or governmental body that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise adversely affect the transactions contemplated by this Agreement, or (ii) questions the validity or legality of any such transaction or seeks to recover damages or to obtain other relief in connection with any such transaction.

3.4	Compliance with Securities Laws.

                    The offer and sale of the Subscribed for Units under this Agreement shall have complied with, and shall not be prohibited by, all applicable requirements of the 1933 Act or applicable Canadian Securities Laws (as hereinafter defined).

4.	Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Subscriber that:

	4.1	Corporate Existence.

                    The Company is a Company duly organized, legally existing, and in good standing under the laws of the State of Nevada with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.

4.2	Authorization; Enforcement.

                    The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. When executed and delivered in accordance with the terms hereof, this Agreement shall constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Anything herein to the contrary notwithstanding, this Agreement shall not become a binding obligation of the Company until it has been accepted by the Company as evidenced by its execution by a duly authorized officer.

4.3	Agreement Not in Conflict.

                    The execution and delivery of this Agreement by the Company and the completion of the transactions contemplated hereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both): (A) any statute, rule or regulation applicable to the Company; (B) the charter documents, by-laws or resolutions of the Company which are in effect at the date hereof; (C) any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Company is a party or by which it is bound; or (D) any judgment, decree or order binding the Company or, to the best of its knowledge, information and belief, the property or assets of the Company.

4.4	Authorized and Outstanding Capital Stock.

                    The Company’s authorized capital stock of consists of 200,000,000 shares of common stock, $ .001 par value per share; and, as at January 1, 2007 there were 33,508,401 shares of common stock issued and outstanding or reserved for issuance. If all of the Offered Units are sold and all warrants exercised, there will be an aggregate of 53,508,401 shares issued and outstanding or reserved for issuance.

5.	Representations, Warranties and Acknowledgements of Subscriber.

The Subscriber represents, warrants and covenants to the Company that:

	5.1	Organization; Authority.

                    The Subscriber has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and to carry out its obligations hereunder. The Subscriber, if:

                    (a)             a company, trust, partnership, qualified plan or other entity, it is duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its organization and is authorized and qualified to become a holder of the Subscribed For Units, the person signing this Agreement on behalf of such entity has been duly authorized to execute and deliver this agreement, and the acquisition of the Subscribed For Units by the Subscriber and the consummation by the Subscriber of the transactions contemplated hereby have been duly authorized by all necessary action to be taken on the part of the Subscriber; or

                    (b)             If the Subscriber is not an individual, the Subscriber has the requisite power, authority and legal capacity to execute and deliver this Subscription Agreement, to perform all of its obligations hereunder and to undertake all actions required of the Subscriber hereunder, and all necessary approvals of its directors, partners, shareholders, trustees or otherwise (as the case may be) with respect to such matters have been given or obtained.

                    (c)              in any case, this Agreement has been duly executed and delivered by the Subscriber and constitutes a valid and legally binding obligation of the Subscriber, enforceable against the Subscriber, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The entering into of this Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or any of the Subscriber’s charter documents, or of any agreement to which the Subscriber is a party or by which it is bound.

5.2	Acquisition of Subscribed For Units for Investment.

                    The Subscriber is acquiring the Subscribed For Units as principal for its own account for investment purposes only and not with a view to or for distributing or reselling the Subscribed For Units or any part thereof or interest therein, without prejudice, however, to the Subscriber’s right, subject to the provisions of this Agreement and in accordance with all applicable laws, at all times to sell or otherwise dispose of all or any part of such Subscribed For Units as otherwise permitted hereunder. Except as otherwise disclosed in writing to the Company, the Subscriber is not acting jointly or in concert with any other person or company for the purposes of acquiring any of the Offered Units.

5.3	Experience of Subscriber.

                    The Subscriber either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating and assessing the merits and risks of the prospective investment in the Subscribed For Units, and has so evaluated the merits and risks of such investment and has determined that the Subscribed For Units are suitable to investment for him.

                  5.4            Ability of Subscriber to Bear Risk of Investment. The Subscriber acknowledges that the purchase of the Subscribed for Units is a highly speculative investment, involving a high degree of risk and the Subscriber is able to bear the economic risk of an investment in the Subscribed for Units; and, at the present time, is able to afford a complete loss of such investment.

                  5.5            No Conflict or Violation. The execution, delivery, and performance of this Agreement by Subscriber and the consummation by Subscriber of the transactions contemplated hereby will not conflict with or result in a default under the terms of any material contract, agreement, obligation or commitment applicable to Subscriber. The execution, delivery and performance by the Subscriber of this Subscription Agreement and the completion of the transaction contemplated hereby do not and will not result in a violation of any law, regulation, order or ruling applicable to the Subscriber, and do not and will not constitute a breach of or default under any of the Subscriber's charter documents (if the Subscriber is not a natural person) or any agreement to which the Subscriber is a party or by which it is bound.

                  5.6            Regulation D – US Accredited Investor Status. Subscriber is an “accredited investor” as defined in Rule 501(a) of Regulation D. Specifically, Subscriber either: (i) has an individual net worth, or joint net worth with Subscriber’s spouse, in excess of $1,000,000, (ii) had an individual income in excess of $200,000 in each of the two most recent years or joint income with Subscriber’s spouse in excess of $300,000 in each of those two years and has a reasonable expectation of reaching the same income level in the current year, (iii) is a Company or partnership not formed for the specific purpose of acquiring the securities offered hereby, with total assets in excess of $5,000,000, or (iv) is an entity in which all of the equity owners are accredited persons as described in clauses (i) through (iii) above (in which case, Subscriber has caused Schedule to Exhibit 1.4C hereto to be executed and delivered, along with this Agreement, to the Company). Subscriber can afford to lose Subscriber’s entire investment in the Company.

                  5.7             Regulation S Representations, Acknowledgements and Warranties.

                    (a)             The Subscriber acknowledges that the Subscribed For Units are being offered and sold in reliance on the exemptions from the registration requirements of the 1933 Act provided by the provisions of Regulation S as promulgated under the 1933 Act, and that the Subscribed For Units may not be resold in the United State or to a US Person as defined in Regulation S, except pursuant to an effective registration statement or an exemption from the registration provisions of the 1933 Act as evidenced by an opinion of counsel acceptable to the Company, and that in the absence of an effective registration statement covering the Subscribed For Units or an available exemption from registration under the 1933 Act, the Subscribed For Units must be held indefinitely. The Subscriber further acknowledges that this Agreement is not intended as a plan or scheme to evade the registration requirements of the 1933 Act;

                    (b)             The Subscriber is a resident of the country set forth on the signature page hereto;

                    (c)             the Subscriber is not a “US Person” as that term is defined in Rule 902 of Regulation S, as more fully set forth in Exhibit B hereto;

                    (d)             the Subscriber is not, and on the Closing Date will not be, an affiliate of the Company;

                    (e)             the Subscriber agrees that all offers and sales of the Subscribed For Units shall be made in compliance with all applicable laws of any applicable jurisdiction and, particularly, in accordance with Rules 903 and 904, as applicable, of Regulation S or pursuant to registration of the Subscribed For Units under the 1933 Act or pursuant to an exemption from registration. In any case, none of the Subscribed For Units have been and will be offered or sold by the Subscriber to, or for the account or benefit of a U.S. Person or within the United States until after the end of a one year period commencing on the date on which this Agreement is accepted by the Company (the "Distribution Compliance Period"), except pursuant to an effective registration statement as to the Subscribed For Units or an applicable exemption from the registration requirements of the 1933 Act.

                    (f)             the Subscribed for Units have not been offered to the Subscriber in the United States and the individuals making the decision to purchase the Subscribed For Units and executing and delivering this Agreement on behalf of the Subscriber were not in the United States when the decision was made and this Agreement was executed and delivered;

                    (g)             the Subscriber will not engage in any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Subscribed for Units;

                    (h)             neither the Subscriber nor any of his affiliates will directly or indirectly maintain any short position, purchase or sell put or call options or otherwise engage in any hedging activities in any of the Subscribed For Units or any other Subscribed For Units of the Company until after the end of the Distribution Compliance Period, and acknowledges that such activities are prohibited by Regulation S.

5.8	Canadian Exemptions Representations, Acknowledgements and Warranties.

                    (a)              The Subscriber understands that it is purchasing the Subscribed For Units pursuant to the Canadian Exemptions from the registration and prospectus requirements of applicable securities legislation in Canada (the “Canadian Securities Laws”) and, as a consequence, (A) certain rights, remedies and protections under securities legislation will not be available to the Subscriber in connection with the purchase of the Shares; (B) the Subscriber may not receive information that would otherwise be required to be provided to it under securities legislation; and (C) the Company is relieved from certain obligations that would otherwise apply under securities legislation;

                    (b)              the Subscriber is purchasing the Subscribed For Units as principal solely for its own benefit and not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Subscribed For Units and if the Subscriber is resident in Alberta or British Columbia, the Subscriber is (A) an "accredited investor" as such term is defined in "MI 45-103" (which definition is reproduced in the Schedule to Exhibit "1.4(d) ” attached hereto) and has executed and delivered a duly completed Representation Letter in the form attached hereto as Exhibit "1.4(d)" representing that the Subscriber fits within one of the categories of "accredited investor" set forth in such definition; or (C) satisfies the definition of Family and Friends; and

                    (c)              the Subscriber is purchasing the Subscribed For Units as principal solely for its own benefit and not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Subscribed For Units and if the Subscriber is resident in Ontario, the Subscriber is (A) an "accredited investor" as such term is defined in "Rule 45-501" (which definition is reproduced in the Schedule to Exhibit "1.4(e)" attached hereto) and has executed and delivered a duly completed Representation Letter in the form attached hereto as Exhibit "14(e)" representing that the Subscriber fits within one of the categories of "accredited investor" set forth in such definition.

5.9	Transfer of Restrictions.

                    (a)              The Subscriber acknowledges that the certificates representing Subscribed for Units shall bear a legend substantially as follows:

  “THE UNITS, THE SHARES OF COMMON STOCK AND WARRANTS TO WHICH THIS CERTIFICATE RELATES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY (A) WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER, IN COMPLIANCE WITH REGULATION S AND/OR OTHER APPLICABLE EXEMPTION FROM, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, OR (B) IN CANADA OR TO RESIDENTS OF CANADA EXCEPT PURSUANT TO PROSPECTUS EXEMPTIONS UNDER THE APPLICABLE PROVINCIAL SECURITIES LAWS AND REGULATIONS OR PURSUANT TO AN EXEMPTION ORDER MADE BY THE APPROPRIATE PROVINCIAL SECURITIES REGULATOR, IN EACH CASE AS EVIDENCED BY AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY.”

                    (b)              The Subscriber understands and acknowledges that the Company has the right not to record a purported transfer of the Subscribed for Units without the Company being satisfied that such transfer is exempt from or not subject to registration under the U.S. 1933 Act and any applicable state securities laws, as well as the Canadian Securities Laws.

                    (c)              In addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Subscriber’s ability to resell the Subscribed For Units under applicable Canadian Securities Law, including, but not limited to the B.C. Act and Multilateral Instrument 45-102 adopted by the BCSC.

                    (d)              The Subscriber understands and acknowledges that the Company is not obligated to file and has no present intention of filing with the Commission or with any state or provincial securities administrator any registration statement or prospectus in respect of re-sales of the Subscribed for Units in the United States or elsewhere.

                    (e)              The Subscriber confirms that it has been advised to consult its own legal and financial advisors with respect to the suitability of the Subscribed For Units as an investment for the Subscriber and the resale restrictions (including "hold periods") to which the Subscribed For Units will be subject under applicable securities legislation and confirms that no representation has been made to the Subscriber by or on behalf of the Company with respect thereto.

                    (f)              The Subscriber will not resell any Subscribed for Units except in accordance with the provisions of applicable securities legislation and stock exchange rules.

5.10	No Approval by Regulatory Authority.

                    The Subscriber understands that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has made any finding or determination or expressed any opinion with respect to the merits of an investment in Offered Units of which the Subscribed for Units are a part.

5.11	No Representation as to Value of Subscribed For Units.

                    The Subscriber confirms that neither the Company nor any of its directors, employees, officers, consultants, agents or affiliates, has made any representations (written or oral) to the Subscriber regarding the future value of the Subscribed For Units and acknowledges and confirms that no representation has been made to the Subscriber with respect to the listing of the Subscribed For Units on any exchange or that application has been or will be made be made for such listing. In making its investment decision with respect to the Subscribed for Units, the Subscriber has relied solely upon publicly available information relating to the Company and not upon any verbal or written representation made by or on behalf of the Company.

5.12	No Advertisement.

                    The Subscriber is not and has not become aware of any advertisement in printed public media or on radio, television or other form of communication (including electronic display such as the Internet) with respect to the Offering.

5.13	Conditional Sale.

                    The Subscriber understands that the sale and delivery of the Subscribed for Units is conditional upon such sale being exempt from the registration and prospectus requirements under applicable securities legislation or upon the issuance of such orders, consents or approvals as may be required to permit such sale and delivery without complying with such requirements. If required under applicable securities legislation or regulatory policy, or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Company in filing such reports, undertakings and other documents with respect to the issue of the Shares.

5.14	No Joint Action.

                    Except as disclosed in writing to the Company, the Subscriber does not act jointly or in concert with any other person or company for the purposes of acquiring the Subscribed for Units.

5.15	Tax Consequences.

                    The investment in the Units may have tax consequences under applicable taxation laws, that it is the sole responsibility of the Subscriber to determine and assess such tax consequences as may apply to its particular circumstances, and the Subscriber has not received and is not relying on the Company for any tax advice whatsoever.

5.16	Legal Advice.

                    The Subscriber is responsible for obtaining such legal advice as it considers appropriate in connection with the execution and delivery of this Subscription Agreement and the purchase of the Units by it; and

6.	Reliance and Indemnification. 6.1 Reliance and Timeliness.

                    The Subscriber understands and acknowledges that (i) the Units are being offered and sold to the Subscriber without registration under the Securities Act or applicable Canadian Securities Laws in a private placement that is exempt from the registration provisions of the Securities Act and/or the registration and prospectus requirements of applicable Canadian Securities Laws and (ii) the availability of such exemption, depends in part on, and the Company will rely upon, the accuracy and truthfulness of, the foregoing representations and warranties and the Subscriber hereby consents to such reliance. The Subscriber agrees that the representations, warranties and covenants of the Subscriber contained herein (or in any Representation Letter executed and delivered by the Subscriber pursuant to the provisions hereof) shall be true and correct both as of the execution of this Subscription Agreement and as of the Closing Date, and shall survive the completion of the distribution of the Units. The Subscriber hereby agrees to notify the Company immediately of any change in any representation, warranty, covenant or other information relating to the Subscriber contained in this Agreement which takes place prior to Closing.

6.2	Indemnification.

                    The Subscriber agrees to indemnify the Company, and each of its officers, directors, employees, consultants and agents from and against all losses, claims, costs, expenses, damages or liabilities that any of them they may suffer or incur as a result of or in connection with their reliance on such representations, warranties and covenants. The Subscriber acknowledges and agrees that the Company acts as trustee of the Subscriber’s covenants hereunder for each of its officers, directors, employees, consultants and agents entitled to indemnity hereunder and shall be entitled to enforce such covenants on behalf of such persons.

7.	Miscellaneous.

	7.1	Amendment; Waivers.

                    No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Subscriber; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

7.2	Survival of Representations and Warranties.

                    All representations, warranties and agreements contained herein or made in writing by or on behalf of any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement.

7.3	Successors and Assigns; No Third Party.

                    All covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and, to the extent provided in this Agreement.

7.4	Notices.

                    Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Pacific Standard Time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the this Agreement later than 4:30 p.m. (Pacific Standard Time) on any date and earlier than 11:59 p.m. (Pacific Standard Time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	TRANSNATIONAL AUTOMOTIVE GROUP, INC.
21800 Burbank Blvd.
Suite 200
Woodland Hills, CA 91367
Tel: (818) 961 – 2727
Fax: (818) 961 – 2728

                    If to the Subscriber: At the address set forth below the Subscriber’s name on the signature page hereto; or such other address as may be designated in writing hereafter, in the same manner, by such party.

7.5	Headings.

                    The headings herein are inserted for convenience only and do not constitute a part of this Agreement. Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes. The descriptive headings of the several articles and sections of this Agreement are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

7.6	Governing Law; Consent to Jurisdiction.

                    This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed in the State of California. The Company and each Subscriber irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the State of California, in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any Subscriber to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

7.7	Remedies.

                    In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Subscriber will be entitled to specific performance of the obligations of the Company hereunder. The Company and the Subscriber agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.8	Entire Agreement.

                    This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

7.9	Severability.

                    Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.10	Counterparts.

                    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed execution page(s) hereof to be physically delivered to the other party within five days of the execution hereof, provided that the failure to so deliver any manually executed execution page shall not affect the validity or enforceability of this Agreement.

7.11	Fees and Expenses.

                    Except as otherwise provided herein, each of the parties hereto shall pay its own fees and expenses, including attorney fees, in connection with the transactions contemplated by this Agreement.

7.12	English Language.

                    The Subscriber acknowledges that it has consented to and requested that all documents evidencing or relating in any way to the sale of the Units be drawn up in the English language only.

7.13	Knowledge.

                    As used in this Agreement, the term “knowledge” of any person or entity shall mean and include (i) actual knowledge and (ii) that knowledge which a reasonably prudent business person could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence which a prudent business person should have made or exercised, as applicable, with respect thereto.

7.14	Reference Date and Effective Date.

                    The “reference date” for this Agreement is _________________ _____, 2007. The date of acceptance of this Agreement by the Company, as set forth on the signature page, shall be the “effective date” hereof.

  SIGNATURES APPEAR ON THE NEXT PAGE

                    IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed as of the dates set forth below.

(Name of Subscriber – please print)	Number Of Units: ____________________________
Aggregate Consideration: $ ___________________
By:_______________________________________________
Authorized Signature	Paid by Delivery of $ ________________________

(Official Capacity or Title – please print)	Date the Subscription
Agreement Signed by the
(Please print name of individual whose signature appears above	Subscriber: _______________________________
if different than the name of the subscriber printed above.)
Deliver the Subscribed For Units as set forth below:

(Name)
(Subscriber's Address including Country of Residence)
(Account Reference, if applicable)
(Telephone Number) (Facsimile Number)
(Address)

(Telephone Number) (Facsimile No.)

  Register the Subscribed For Units as set forth below:

  _________________________________________________________________________
  (Name)

  _________________________________________________________________________
  (Account Reference, if applicable)

  _________________________________________________________________________
  (Address)

  ACCEPTANCE

  The Company hereby accepts the above subscription for Subscribed for Units of the Company effective the ______day of __________________, 2007.

  By: ____________________________________________
  President

  SAMPLE

  EXHIBIT A

  FORM COMMON STOCK PURCHASE WARRANT

  THIS COMMON STOCK PURCHASE WARRANT AND THE UNDERLYING COMMON SHARES TO WHICH THIS CERTIFICATE RELATES HAVE NOT BEEN REGISTERED UNER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY (A) WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATIONS) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER, IN COMPLIANCE WITH REGULATION S AND/OR OTHER APPLICABLE EXEMPTION FROM, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, OR (B) IN CANADA OR TO RESIDENTS OF CANADA EXCEPT PURSUANT TO PROSPECTUS EXEMPTIONS UNDER THE APPLICABLE PROVINCIAL SECURITIES LAWS AND REGULATIONS OR PURSUANT TO AN EXEMPTION ORDER MADE BY THE APPROPRIATE PROVINCIAL SECURITIES REGULATOR, IN EACH CASE AS EVIDENCED BY AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY.

  WARRANT TO PURCHASE
  SHARES OF COMMON STOCK OF
  TRANSNATIONAL AUTOMOTIVE GROUP, INC.

Warrant No. _________________	_______Shares of Common Stock

  1.                   Issuance. This Warrant is issued to _______________________________________, by Transnational Automotive Group, Inc., a Nevada corporation (hereinafter with its successors called the "Company").

  2.                   Purchase Price; Number of Shares. The registered holder of this Warrant (the "Holder"), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto as Exhibit A duly executed, at the principal office of the Company, to purchase from the Company __________________fully paid and non-assessable shares (the "Shares") of Common Stock, $0.001 par value, of the Company (the "Common Stock") at a price per share (the "Purchase Price") of one dollar fifty cents ($1.50) . The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised, whether or not the transfer books of the Company shall be closed.

  3.                   Payment of Purchase Price. The Purchase Price may be paid (i) in cash or by certified check or wire transfer, (ii) by the surrender or forgiveness by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

  4.                   Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Purchase Price.

  5.                   Exercise; Expiration Date; Automatic Exercise. This Warrant may be exercised in whole or in part at any time commencing on the date hereof and ending 5:00 p.m. Pacific Time on the fifth anniversary of the date of this warrant (the "Expiration Date") and shall be void thereafter.

  6.                   Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock of the Company, free from all

  SAMPLE

  preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

  7.                   Stock Splits and Dividends. If after the date hereof the Company shall subdivide the Common Stock, by stock split or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

  8.                   Mergers and Reclassifications. If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate Provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 9, the term "Reorganization" shall include without limitation any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 8 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

  9.                   Certain Events. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the provisions of Section 7 or Section 8 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Purchase Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

  10.                   Certificate of Adjustment. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company's chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

  11.                   Issue Tax. The issuance of certificates for the Shares upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

  12.                   Notices of Record Date, Etc. In the event of:

             (1) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

  SAMPLE

            (2) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets;

            (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

            (4) the filing of a registration statement under the Securities Act of 933, as amended, in connection with an Initial Public Offering;

  then and in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least fifteen (15) business days prior to the date specified in such notice on which any such action is to be taken.

  13.                   Representations, Warranties and Covenants. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

                         (a) The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized, issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

                         (b) The shares of Common Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable.

                         (c) The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Common Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company's certificate of incorporation or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice (other than, if any, post-issuance state securities laws filings) or registration with any person or entity.

  14.                   No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

  15.                   Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder.

  16.                   Notices, Etc.

                         (a)                   Any notice or written communication required or permitted to be given to the Holder may be given by United States mail, by overnight courier or by facsimile transmission at the address most recently provided by the Holder to the Company or by hand, and shall be deemed received upon the earlier to occur of (i) receipt, (ii) if sent by overnight courier, then on the day after which the same has been delivered to such courier for overnight delivery, or (iii) if sent by United States mail, seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail.

  SAMPLE

                         (b) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant.

  17.                    No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

  18.                    Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of Nevada.

  19.                    Successors and Assigns. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors and legal representatives.

  Date: ________________ ____, 2006

  TRANSNATIONAL AUTOMOTIVE GROUP, INC.
  (a Nevada Corporation)

  ___________________________

  Name: ___________________________
  Title: __________________________

  SAMPLE

  Exhibit A

  SUBSCRIPTION FORM

  ________________ ____, ____

  Transnational Automotive Group, Inc.
  21800 Burbank Blvd.
  Suite 200
  Woodland Hills, CA 91367
  Attn: President

  Ladies and Gentlemen:

  The undersigned hereby elects to exercise the warrant issued to it by Transnational Automotive Group, Inc. (the "Company") and dated _____________________, 2007 (the "Warrant") in full and to purchase all of the _______________________shares of the Common Stock of the Company (the"Shares") purchasable thereunder at a purchase price of ___________________($______) per Share or an aggregate purchase price of ________________Dollars ($__________) (the "Purchase Price"). Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer or as otherwise permitted pursuant to Section 3 of the Warrant.

  The undersigned also makes the representations set forth on Exhibit B attached to the Warrant.

  The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

  Very truly yours,

  SAMPLE

  Exhibit B

  TO WARRANT CERTIFICATE

  THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED TO TRANSNATIONAL AUTOMOTIVE GROUP, INC. ALONG WITH THE SUBSCRIPTION FORM BEFORE THE SHARES ISSUABLE UPON EXERCISE OF THE WARRANT CERTIFICATE DATED __________________ ____, 2006 WILL BE ISSUED.

  _____________________, ____

  Transnational Automotive Group, Inc.
  21800 Burbank Blvd.
  Suite 200
  Woodland Hills, CA 91367

  Attention: President

       The undersigned, _____________________________________________________("Purchaser"), intends to acquire up to ______________shares of the Common Stock (the "Shares") of Transnational Automotive Group, Inc. (the "Company") from the Company pursuant to the exercise of a certain Warrant to purchase Shares held by Purchaser. The Shares will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Company, Purchaser represents, warrants and agrees as follows:

       1. Purchaser is acquiring the Shares for its own account, to hold for investment, and Purchaser shall not make any sale, transfer or other disposition of the Shares in violation of the 1933 Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC") or in violation of any applicable state securities law;

       2. Purchaser has been advised that the Shares have not been registered under the 1933 Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on Purchaser's representations set forth in this letter;

       3. Purchaser has been informed that under the 1933 Act, the Shares must be held indefinitely unless it is subsequently registered under the 1933 Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by Purchaser of the Shares;

       4. The Company may refuse to permit Purchaser to sell, transfer or dispose of the Shares (except as permitted under Rule 144) unless there is in effect a registration statement under the 1933 Act and any applicable state securities laws covering such transfer, or unless Purchaser furnishes an opinion of counsel reasonably satisfactory to counsel for the Company, to the effect that such registration is not required;

       5. Purchaser has invested in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Purchaser represents and warrants that it is an "accredited investor" within the meaning of Rule 501 of Regulation D of the 1933 Act.

  SAMPLE

  Purchaser also understands and agrees that there will be placed on the certificate(s) for the Shares, or any substitutions therefor, legends stating in substance:

  "These securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws, and may not be sold, offered for sale or transferred unless such sale or transfer is in accordance with the registration requirements of such Act and applicable laws or an exemption from the registration requirements of such Act and applicable laws is available with respect thereto."

  Any legend required pursuant to applicable state securities laws.

  Purchaser has carefully read this letter and has discussed its requirements and other applicable limitations upon Purchaser's resale of the Shares with Purchaser's counsel.

  Very truly yours,

  EXHIBIT 1.2
  WIRE INSTRUCTIONS AND PAYMENT INSTRUCTIONS

  If paying by wire, please wire payment to:

Account Name:	Transnational Automotive Group, Inc.
Account Number:	291376663
Bank Name:	Bank of Orange County
Routing Number:	122237955

  If paying check, make checks payable to: Transnational Automotive Group, Inc.

  EXHIBIT 1.4(a)(i)
  Regulation D – Definition of Accredited Investor

  "Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

            (1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

            (2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

            (3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

            (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

            (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

            (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

            (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

            (8) Any entity in which all of the equity owners are accredited investors.

  (b) Affiliate. An "affiliate" of, or person "affiliated" with, a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

  EXHIBIT 1.4(a)(ii)

  REGULATION S – DEFINITION OF US PERSON

  Rule 902(k) of Regulation S states:

(1)	“US person” means:

	(i)	Any natural person resident in the United States; (1)

	(ii)	Any partnership or Company organized or incorporated under the laws of the United States;

	(iii)	Any estate of which any executor or administrator is a US person;

	(iv)	Any trust of which any trustee is a US person;

	(v)	Any agency or branch of a foreign entity located in the United States;

	(vi)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a US person;

	(vii)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

	(viii)	Any partnership or Company if:

		(A)	Organized or incorporated under the laws of any foreign jurisdiction; and

(B)

  Formed by a US person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

(2)	The following are not “US persons”:

(i)

  Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-US person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

	(ii)	Any estate of which any professional fiduciary acting as executor or administrator is a US person if:

		(A)	An executor or administrator of the estate who is not a US person has sold or Subscribed For Units investment discretion with respect to the assets of the estate; and

		(B)	The estate is governed by foreign law;

(iii)

  Any trust of which any professional fiduciary acting as trustee is a US person, if a trustee who is not a US person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settler if the trust is revocable) is a US person;

	(iv)	An employee benefit plan established and administrated in accordance with the law of a country other than the United States and customary practices and documentation of such country;

	(v)	Any agency or branch of a US person located outside the United States if:

	(A)	The agency or branch operates for valid business reasons; and

	(B)	The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

(vi)

  The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter- American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

  (1) United States. “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

  EXHIBIT 1.4(c)

  Accredited Investor Questionnaire
  2007 Form

  Dear Investor:

  The information contained in this questionnaire is being furnished to Transnational Automotive Group, Inc. (“TAUG”) in order that TAUG may determine whether offers of subscriptions for TAUG’s securities may be made to you, as an investor, in light of the requirements of Regulation D promulgated under the Securities Act of 1933 (the “Act”) and certain exemptions contained in state securities laws. You understand that the information is needed for TAUG to determine whether it has reasonable grounds to believe that you are an “accredited investor” as that term is defined in Regulation D and that you have such knowledge and experience in financial, investment and business matters that you are capable of evaluating the merits and risks of the investment in TAUG’s securities (the “Shares”). You understand that (a) TAUG will rely on the information contained herein for purposes of such determination, (b) the Shares will not be registered under the Act, (c) the Shares will not be registered under the securities laws of any state, and (d) this questionnaire is not an offer to purchase the Shares or any other securities in any case where such offer would not be legally permitted.

  Information contained in this questionnaire will be kept confidential by TAUG and its agents, employees or representatives. You understand, however, that TAUG may have the need to present it to such parties as it deems advisable in order to establish the applicability under any federal or state securities laws of an exemption from registration.

  In accordance with the foregoing, the following representations and information are hereby made and furnished by the investor:

  Please answer all questions. If the answer is “none” or “not applicable,” please so state.

  INFORMATION REQUIRED OF EACH INVESTOR:

1.	A.	If Investor is an Individual:
	Name:________________________________		Age: ___________________________________________
	Social Security Number: ____________________________________		No. of Dependents: ________________________________
	Marital Status: ___________________________________________		Citizenship: ______________________________________
	B.	If Investor is an entity:

Name: ________________________________
EIN: ________________________________

2.	A.	If Investor is an Individual:

Home Address and telephone number:
Business Address and telephone number:
	B.	If Investor is an entity:

Corporate Address and telephone number:

3.	A.	If Investor is an Individual:
State in which the investor:
is licensed to drive
is registered to vote

	B.	If Investor is an entity:
State in which the investor:
files income tax returns

has principal place of business __________________________________________________________________________

4.	Employer and position: ________________________________________________________________________________

5.	Business or professional education and the degrees received are as follows:

School	Degree	Year Received

6.	If Investor is an entity:

Provide the total assets of the entity as of a recent date:
Assets:$ _________________.
Date:___________.

7.	If Investor is an Individual:
	(a)	Individual income during 2005:		$________________
(exclusive of spouse’s income)

	(b)	Individual income during 2006:		$________________
(exclusive of spouse’s income)

	(c)	Estimated income during 2007:		$________________
(exclusive of spouse’s income)

	(d)	Joint income, with spouse	2005	$________________
			2006	$________________

	(e)	Estimated joint income, with spouse,		$________________
during 2007

8.	Estimated net worth (may include joint net	$________________
worth with spouse)

9.	Is the investor involved in any litigation, which, if an adverse decision occurred, would materially affect the investor’s financial condition?
Yes ____ No ____
If yes, please provide details: ______________________________________________________

10.	The investor is an experienced and sophisticated investor or is advised by a qualified investment advisor, all as required under the securities laws and regulations. Yes ____ No ____

11.	The investor understands the full nature and risk of an investment in the Shares and can afford the complete loss of the entire investment in the Shares. Yes ____ No ____

12.	The investor is able to bear the economic risk of an investment in the Shares for an indefinite period of time and understands that an investment in the Shares may be illiquid. Yes ____ No ____

13.

  Does the investor have any other investments or contingent liabilities that the investor reasonably anticipates could cause the need for sudden cash requirements in excess of cash readily available to the investor?

Yes _____	No _____
If yes, please explain:

14.	Please describe the investor’s experience as an investor (including amounts invested) in securities, particularly investments in non-marketable and tax incentive securities.

15.	Has the investor participated in other private placements of securities?
Yes ____ No ____
If yes, please provide details:

16.	In evaluating the merits and risks of this investment, does the investor intend to rely upon the advice of the investor’s attorney, accountant, or other advisor?
Yes ____ No ____

17.	If the investor is an entity, was it formed for the specific purpose of acquiring the securities offered? Yes ____ No ____ Please indicate the date of incorporation/organization ________.

  The investor understands that TAUG will be relying on the accuracy and completeness of the investor’s responses to the foregoing questions and the investor represents and warrants to TAUG as follows:

(i)

  The answers to the above questions are complete and correct and may be relied upon by TAUG whether or not the offering in which the investor proposes to participate is exempt from registration under the Act and the securities laws of certain states;

(ii)	The investor will notify TAUG immediately of any material change in any statement made herein occurring prior to the closing of any purchase by the investor of TAUG’s securities; and
(iii)

  The investor or its management, in case of an entity, has sufficient knowledge and experience in financial, investment and business matters to evaluate the merits and risks of the prospective investment; the investor is able to bear the economic risk of the investment in the shares and currently could afford a complete loss of such investment.

  [SIGNATURE PAGE TO FOLLOW]

  IN WITNESS WHEREOF, the undersigned has executed this Accredited Investor Questionnaire this ____ day of  ___________, 2007, and declares under oath that it is truthful and correct to the best of the undersigned’s knowledge.

  Signature of the Investor or Authorized Signatory of Investor: __________________________

  Name of Investor: ____________________________________
  Name of Authorized Signatory:__________________________
  Title of Authorized Signatory:___________________________